Exhibit 1.1
We, the several persons whose names and addresses are subscribed, are desirous of being formed into a company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

Number of Preference Shares
Names, addresses and descriptions of subscribers	taken by each Subscriber

Weetman Dickinson Pearson,	One
Baronet, MP
10 Victoria Street,
Westminster, SW, and

Paddockhurst,
Worth,
Sussex

Annie Pearson,	One
Paddockhurst,
Worth,
Sussex

Wife of Sir Weetman D. Pearson, Bart., MP

George Pearson Esq,	One
Brickendonbury,
Hertford

Sam Wright,	One
10 Piccadilly,
Bradford

Solicitor

Bernard Croft Cass,	One
Maylands,
Bradford

Civil Engineer

Ernest William Moir,	One
23 Shooters Hill Road,
Blackheath

Civil Engineer

Samuel Robinson,	One
46 Ryde Vale Road,
Balham,
SW

Accountant
TD

Dated the 11th day of August 1897
Witness to the above signature of George Pearson,
F.G.W. Pearson,
Brickendonbury,
Hertford.
Gentleman.
Witness to the above signatures of Sir Weetman Dickinson Pearson, Lady Annie Pearson, Samuel Wright, Bernard Croft Cass, Ernest William Moir and Samuel Robinson,
William Edward Sayer,
10 Victoria Street,
SW.
Clerk.

PEARSON plc1

MEMORANDUM OF ASSOCIATION
Incorporating amendments made up to and including
1 October 2009

[1]	Name changed to Pearson plc on 1 June 1984

THE COMPANIES ACTS	PUBLIC COMPANY LIMITED BY SHARES
1985 TO 2006
ARTICLES OF ASSOCIATION
OF
PEARSON PLC

Adopted by special resolution passed on 2 May 1986 and amended by special resolutions passed on 11 May 1990, 10 May 1991, 3 May 1996 and 25 April 2008 and 1 May 2009.
Preliminary
1. The regulations in Table A in the First Schedule to the Companies Act 1862 shall not apply to the Company.
2. In these Articles, if not inconsistent with the context, the words standing in the first column of the table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof.
Meanings

Address:	Includes a number or address used for the purposes of sending or receiving documents by electronic means.

certificated share:	A share in the capital of the Company that is not an uncertificated share and references in these Articles to a share being held in certificated form shall be construed accordingly.

Chairman:	The Chairman of the Board.

clear days:	In relation to the sending of a notice, means the period excluding the day on which a notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

CREST:	The relevant system, as defined in the Regulations, in respect of which CRESTCo is the Operator.

Deputy Chairman:	The Deputy Chairman of the Board.

Dividend:	Includes bonus.

electronic copy, electronic form or electronic means	Have the meanings given to them by section 1168 of the Companies Act 2006.

hard copy or hard copy form	Have the meanings given to them by section 1168 of the Companies Act 2006.

holder(s) or shareholder(s):	In relation to a share in the capital of the Company means the member whose name is entered in the Register as the holder of that share.

member:	Means a member of the Company.

month:	Calendar month.

Operator:	Has the meaning given by the Regulations.

Ordinary Share(s):	Means ordinary shares in the capital of the Company of 25 pence each.

paid up:	Includes credited as paid up.

participating security:	Has the meaning given by the Regulations.

Regulations:	The Uncertificated Securities Regulations 2001 including any modification or re-enactment of them for the time being in force.

resolution:	Means a resolution of the members of the Company at a general meeting, unless the context otherwise requires.

satellite meeting place:	Subject to the provisions of Article 54.2, any one or more places where a person may attend a general meeting of the Company, other than the place set out in the notice referred to in Article 53.

share(s):	Means the Ordinary Share(s), unless the context otherwise requires.

share warrant:	A warrant to bearer in respect of shares of the Company issued by the Company.

Securities Seal:	An official seal kept by the Company by virtue of Section 40 of the Companies Act 1985.

The Auditors:	The auditors for the time being of the Company.

The Board:	The Directors or any of them acting as the Board of Directors of the Company.

The Directors:	The directors for the time being of the Company.

The Office:	The Registered Office of the Company.

The Register:	As appropriate, either or both the register of members of the Company and the Operator register of members of the Company.

The Seal:	The Common Seal of the Company.

The Statutes:	The Companies Acts (as defined in Section 2 of the Companies Act 2006).

The United Kingdom:	Great Britain and Northern Ireland.

These Articles:	These Articles of Association, as originally adopted, as from time to time altered by special resolution.

Transfer Office:	The place where the register of members is situated for the time being.

treasury shares:	Has the meaning given by the Companies Act 1985, as amended by The Companies (Acquisition of Own Shares) (Treasury Shares) Regulations 2003 and The Companies (Acquisition of Own Shares) (Treasury Shares) No 2 Regulations 2003, as if those Regulations were in force at the date of adoption of these Articles.

uncertificated share:	Means (subject to Regulation 42(11)(a) of the Regulations) a share in the capital of the Company, title to which is recorded on the Operator register of members of the Company and which may, by virtue of the Regulations, be transferred by means of a relevant system and references in these Articles to a share being held in uncertificated form shall be construed accordingly.

Year:	Year from 1 January to 31 December inclusive.
The expressions “debenture” and “debenture holder” shall respectively include “debenture stock” and “debenture stockholder” and the words “shareholder” and “holder” shall, subject as provided in these Articles, and unless the context otherwise requires, include the bearer of any share warrant. The expression “Secretary” shall include a temporary, deputy or assistant Secretary and any person appointed by the Board to perform any of the duties of the Secretary as set out in Articles 121-123.
Where, in relation to a share, these Articles refer to a relevant system, the reference is to the relevant system in which that share is a participating security at the relevant time.
References to a document or information being sent, supplied or given to or by a person mean such document or information, or a copy of such document or information, being sent, supplied, given, delivered, issued or made available to or by, or served on or by, or deposited with or by that person by any method authorised by these Articles, and sending, supplying and giving shall be construed accordingly.
References to writing mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and written shall be construed accordingly.
Words denoting the singular number only shall include the plural number and vice versa.
Words denoting the masculine gender only shall include the feminine gender.
Words denoting persons only shall include corporations.

Save as aforesaid any words or expressions defined in the Statutes shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.
3. [Deliberately left blank].
Variation of Rights
4. Subject to the provisions of the Statutes, whenever the capital of the Company is divided into different classes of shares the special rights attached to any class may (unless otherwise provided by the terms of issue of the shares of that class), either:
(a)	with the written consent of the holders of three-fourths of the issued shares of the class (excluding any shares of that class held as treasury shares) which consent shall be in hard copy form or in electronic form sent to such address (if any) for the time being specified by or on behalf of the Company for that purpose, or in default of such specification to the Office, and may consist of several documents each executed or authenticated in such manner as the board may approve by or on behalf of one or more holders, or a combination of both; or

(b)	with the sanction of a special resolution passed at a separate meeting of such holders,
(but not otherwise) be varied or abrogated, and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding up.
5. The special rights conferred upon the holders of any shares or class of shares issued with preferred or other special rights shall not, unless otherwise expressly provided by these Articles or the conditions of issue of such shares, be deemed to be modified by:
(a)	the creation or issue of further shares ranking pari passu therewith; or

(b)	the Company permitting, in accordance with the Regulations, the holding of and transfer of title to shares of that or any other class in uncertificated form by means of a relevant system.
Shares
6. Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share may be issued with such preferred, deferred, or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Company may from time to time by ordinary resolution determine.
7.1 The Board has general and unconditional authority to exercise all the powers of the Company to allot relevant securities up to an aggregate nominal amount equal to the section 80 amount, for each prescribed period.
7.2 The Board is empowered for each prescribed period to allot equity securities for cash pursuant to the authority conferred by Article 7.1 as if section 89(1) of the Companies Act 1985 did not apply to any such allotment, provided that its power shall be limited to:
(a)	the allotment of equity securities in connection with a pre-emptive issue; and

(b)	the allotment (otherwise than pursuant to Article 7.2(a)) of equity securities up to an aggregate nominal amount equal to the section 89 amount.
In this Article and Article 7.3, a reference to the allotment of equity securities also includes the sale of any relevant shares in the Company if, immediately before the sale, the shares were held by the Company as treasury shares. This Article applies in relation to a sale of shares which is an allotment of equity securities by virtue of this paragraph as if in this Article the words “pursuant to the authority conferred by Article 7.1” were omitted.
7.3 Before the expiry of a prescribed period the Company may make an offer or agreement which would or might require equity securities or other relevant securities to be allotted after such expiry. The Board may allot equity securities or other relevant securities in pursuance of that offer or agreement as if the prescribed period during which that offer or agreement was made had not expired.
7.4 In this Article and Articles 7.1, 7.2 and 7.3:
prescribed period means any period for which the authority conferred by Article 7.1 is given by ordinary or special resolution stating the section 80 amount and/or the power conferred by Article 7.2 is given by special resolution stating the section 89 amount;
pre-emptive issue means an offer of equity securities to holders of Ordinary Shares or an invitation to holders of Ordinary Shares to apply to subscribe for equity securities and, if in accordance with their rights the Board so determines, holders of other equity securities of any class (whether by way of rights issue, open offer or otherwise) where the equity securities respectively attributable to the interests of holders of Ordinary Shares or holders of other equity securities, if applicable are proportionate (as nearly as practicable) to the respective numbers of ordinary shares or other equity securities, as the case may be held by them, but subject to such exclusions or other arrangements as the Board may deem necessary or expedient in relation to fractional entitlements or any legal, regulatory or practical problems under the laws or regulations of any territory or the requirements of any regulatory body or stock exchange;
section 80 amount means, for any prescribed period, the amount stated in the relevant ordinary or special resolution; and
section 89 amount means, for any prescribed period, the amount stated in the relevant special resolution.
8. In addition to all other powers of paying commissions, the Company may exercise the powers of paying commissions conferred by the Statutes. Subject to the provisions of the Statutes, such commissions may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in another. The Company may also on any issue of shares pay such brokerage as may be lawful.
9. Subject to and in accordance with the provisions of the Statutes and without prejudice to any relevant special rights attached to any class of shares, the Company may purchase any of its own shares of any class (including without limitation redeemable shares) in any way and at any price (whether at par or above or below par) and may hold such shares as treasury shares.
10. Except as required by law no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as by these Articles or by law otherwise provided) any other right in respect of any share, except an absolute right to the entirety thereof in the registered holder.
11.1 If at any time the Board is satisfied that any member or other person appearing to be interested in any shares in the capital of the Company has failed within fourteen days to comply with a notice given to that person by the Company pursuant to section 793 of the Companies Act 2006 (or under any other statutory provisions for the time being in force enabling the Company by notice in writing to require any person to give any information regarding those shares) whether or not required to comply by law or has, in purported compliance with such a notice, made a statement which is false in a material particular, then the Board may serve notice in writing on any member holding shares in relation to which the Board has determined or become aware that such a default has occurred. Any such notice (hereinafter referred to as a “Default Notice”) shall specify the nature of the default, the number of shares concerned and the steps to be taken to remedy such default. For the purposes of this Article, a person shall be treated as appearing to be interested in any shares if the member holding such shares has given to the Company a notification under section 793 of the Companies Act 2006 which fails to the satisfaction of the Board to establish the identities of those interested in the shares and if (after taking account of the said notification under the said section 793 and any other relevant information in the possession of the Company) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares.
11.2 After the service of a Default Notice or, if later, the time specified therein, until such time as the member or other person on whom the Default Notice was served has complied in full with the notice given pursuant to section 793 of the Companies Act 2006 or any other statutory provision as aforesaid (when the Board shall serve a further notice on the member or other person concerned stating that the default has been remedied), that member shall not be entitled to attend or vote at any general meeting, either personally or by proxy, or at a separate meeting of the holders of a class of shares or on a poll in respect of any share specified in the Default Notice.
11.2A Where the shares represented in the Default Notice represent at least 1/4 of one per cent. in nominal value of the issued shares of their class, then the Default Notice may additionally direct that in respect of such shares: (i) no payment shall be made by way of dividend (including shares issued in lieu of dividend); and (ii) no transfer shall be registered unless: the member is not himself in default as regards supplying the information requested and the transfer when presented for registration is accompanied by a certificate by the member in such form as the Board may in its absolute discretion require to the effect that after due and careful enquiry the member is satisfied that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer or the transfer is an approved transfer.
11.2B A transfer of shares is an approved transfer if:
(a)	it is a transfer of shares pursuant to acceptance of a takeover offer (within the meaning of section 974 of the Companies Act 2006);

(b)	the Board is satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares the subject of the transfer to a party unconnected with the member and with any other person appearing to be interested in the shares; or

(c)	the transfer results from a sale made through a recognised investment exchange as defined in the Financial Services and Markets Act 2000 or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded.
11.3 The Board shall cause to be noted in the Register against the member upon whom a Default Notice has been served, details of the Default Notice and the number of shares specified therein and shall cause a further note to be entered in the Register recording that the default complained of has been remedied upon service of any further notice under Article 11.2.
11.4 Any notice served by the Board pursuant to this Article shall be conclusive against the member concerned and its validity shall not be questioned by any person.
Uncertificated Shares
11.5 Subject to the provisions of the Regulations, the Board may permit the holding of shares in any class of shares in uncertificated form and the transfer of title to shares in that class by means of a relevant system and may determine that any class of shares shall cease to be a participating security.
11.6 Shares in the capital of the Company that fall within a certain class shall not form a separate class of shares from other shares in that class because any share in that class:
(a)	is held in uncertificated form; or

(b)	is permitted in accordance with the Regulations to become a participating security.
11.7 Where any class of shares is a participating security and the Company is entitled under any provision of the Statutes, the Regulations or these Articles to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over a share held in uncertificated form, the Company shall be entitled, subject to the provisions of the Statutes, the Regulations, these Articles and the facilities and requirements of the relevant system:
(a)	to require the holder of that uncertificated share by notice to change that share into certificated form within the period specified in the notice and to hold that share in certificated form so long as required by the Company;

(b)	to require the holder of that uncertificated share by notice to give any instructions necessary to transfer title to that share by means of the relevant system within the period specified in the notice;

(c)	to require the holder of that uncertificated share by notice to appoint any person to take any step, including without limitation the giving of any instructions by means of the relevant system, necessary to transfer that share within the period specified in the notice;

(d)	to require the Operator to convert that uncertificated share into certificated form in accordance with Regulation 32(2)(c) of the Regulations; and

(e)	to take any action that the Board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share.

Certificates
12.1 Every person whose name is entered as a member in the Register (except a stock exchange nominee in respect of whom the Company is not by law required to complete and have ready for delivery a certificate) shall be entitled without payment to one certificate in respect of each class of shares held by him, or, with the consent of the Board and upon payment of such sum (if any) for every certificate after the first as the Board shall determine, to several certificates, each for one or more of his shares except that shares of different classes may not be included in the same certificate. Where a member has transferred a part of the shares comprised in his holding he shall be entitled to a certificate for the balance without charge.
12.2 Every certificate shall be under the Seal or under the official seal kept by the Company by virtue of the Statutes and shall specify the shares to which it relates and the amount paid up thereon. In the case of a share held jointly by several persons, the Company shall not be bound to issue more than one certificate for each class of shares so held, and delivery of a certificate for a share to one of several joint holders shall be deemed sufficient delivery to all.
13. If a share certificate is worn out, defaced, lost or destroyed it may be renewed without charge on such terms (if any) as to evidence and indemnity as the Board thinks fit, and in the case of defacement or wearing-out, on delivery up to the Company of the old certificate. The person availing himself of the provisions of this Article shall pay to the Company all exceptional out of pocket expenses incident to the investigation of evidence and the preparation of the requisite form of indemnity as aforesaid.
Calls on Shares
14. The Board may from time to time (subject to any terms upon which any shares may have been issued) make calls upon the members in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium), provided that (subject as otherwise fixed by the terms of issue) no call on any share shall be payable at less than fourteen clear days from the last call; and each member shall (subject to receiving at least fourteen clear days notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked in whole or in part and payment of a call may be postponed in whole or in part by the Board.
15. A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed, and may be made payable by instalments.
16. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.
17. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate as may be fixed by the terms of allotment of the share or, if no rate is so fixed, at the appropriate rate (as defined by the Statutes); but the Board shall be at liberty to waive payment of such interest wholly or in part.
18. Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for all the purposes of these Articles be deemed to be a call duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture and otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.
19. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment.
20. The Board may, if it thinks fit, receive from any member willing to advance the same, all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would but for such advance become presently payable) pay interest at such rate (if any) not exceeding (unless the Company in general meeting shall otherwise direct) the appropriate rate (as defined by the Statutes) as may be agreed upon between the Board and such member.
Lien
21. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all monies whether presently payable or not, called or payable at a fixed time in respect of that share; but the Board may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien (if any) on a share shall extend to all dividends and other monies payable thereon.
22. The Company may sell, in such manner as the Board thinks fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen clear days after a notice in writing, stating and demanding payment of the sum presently payable, and stating the intention to sell in default, shall have been given to the registered holder for the time being of the share, or the person entitled by reason of death or bankruptcy to the share.
23. For giving effect to any such sale, the Board may, if the share is a certificated share, authorise some person to transfer the shares sold to, or in accordance with the directions of, the purchaser thereof. If the share is an uncertificated share, the Board may exercise any of the Company’s powers under Article 11.7 to effect the sale of the share to, or in accordance with the directions of, the purchaser thereof. The transferee shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.
24. The net proceeds of sale, after payment of the costs thereof, shall be applied in or towards payment or satisfaction of the debt or liability in respect whereof the lien exists, so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to sale) be paid to the person entitled to the shares at the time of the sale.
Forfeiture of Shares
25. If a member fails to pay the whole or any part of any call or instalment of a call on the day fixed for payment thereof, the Board may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any accrued interest and any costs, charges and expenses incurred by the Company by reason of such non-payment.

26. The notice shall name a further day (not being less than fourteen clear days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time and at the place appointed, the shares on which the call was made will be liable to be forfeited.
27. If the requirements of any such notice are not complied with, any share in respect of which such notice has been given may, at any time thereafter, before payment of all calls, interest, costs, charges and expenses due in respect thereof has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture.
28. A forfeited share may be sold, re-allotted or otherwise disposed of either to the person who was before forfeiture the holder thereof or entitled thereto, or to any other person, upon such terms and in such manner as the Board thinks fit, and at any time before sale, re-allotment or disposal, the forfeiture may be cancelled on such terms as the Board thinks fit. The Board may authorise some person to transfer a forfeited share to any person as aforesaid. Where for the purposes of its disposal a forfeited share held in certificated form is to be transferred to any person, the Board may authorise any person to execute an instrument of transfer of the share to that person. Where for the purposes of its disposal a forfeited share held in uncertificated form is to be transferred to any person, the Board may exercise any of the Company’s powers under Article 11.7.
29. A member any of whose shares have been forfeited shall cease to be a member in respect of the forfeited shares and shall surrender to the Company for cancellation the certificate for the shares forfeited, but shall, notwithstanding the forfeiture, remain liable to pay to the Company all monies which at the date of forfeiture were presently payable by him to the Company in respect of the shares, with interest thereon at such rate as the Board shall think fit (or, if no rate is determined, at the appropriate rate as defined by the Statutes) from the date of forfeiture until payment, but the Board shall be at liberty to waive payment of such interest wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or of any consideration received on their disposal and his liability shall cease if and when the Company shall have received payment in full of all monies in respect of the shares.
30. The Board may accept the surrender of any share which it is in a position to forfeit upon such terms and conditions as may be agreed and, subject to any such terms and conditions, any share so surrendered shall be treated as if it had been forfeited.
31. A statutory declaration in writing that the declarant is a Director or the Secretary, and that a share has been duly forfeited or surrendered on a date stated in the declaration shall be conclusive evidence of such facts as against all persons claiming to be entitled to the share, and such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof shall constitute a good title to the share, and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder thereof, and his title to the share shall not be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.
Transfer of Shares
32. Without prejudice to any power of the Company to register as a shareholder a person to whom the right to any share has been transmitted by operation of law, all transfers of certificated shares shall be effected by transfer in writing in the usual common form or in such other form as the Board may approve.
33. The instrument of transfer of a certificated share shall be executed by or on behalf of the transferor, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. Registration of any instrument of transfer or other document relating to or affecting the title to any certificated share in the Company does not require the payment of any fee, provided that in the case of a partly paid share the instrument of transfer shall also be executed by or on behalf of the transferee.
34. The Board may, in its absolute discretion, and without assigning any reason therefor, refuse to register any transfer of certificated shares which are not fully paid, provided the exercise of such discretion does not prevent dealings in the shares from taking place on an open and proper basis.
35. The Board may also refuse to register any instrument of transfer of a certificated share, if:
(a)	the instrument of transfer is not lodged, duly stamped, at the Office or at such other place as the Board may appoint or is not accompanied by the certificate of the shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer; or

(b)	the instrument of transfer is in respect of more than one class of share; or

(c)	in the case of a transfer to joint holders, they exceed four in number.
36. If the Board refuses to register a transfer of a share in certificated form, it shall within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.
37. The Register may be closed at such times and for such period as the Board may from time to time determine, provided that it shall not be closed for more than thirty days in any year.
Transmission of Shares
38. In the case of the death of a member, the survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to a share held by him, but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share held by him jointly.
39. Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence as to his title being produced as may from time to time be properly required by the Board, and subject as hereinafter provided, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof.
40. A person becoming entitled by transmission to a share may, on production of any evidence as to his entitlement properly required by the Board, elect either to become the holder of the share or to have another person nominated by him registered as the transferee. If he elects to become the holder he shall send notice to the Company to that effect. If he elects to have another person registered and the share is a certificated share, he shall execute an instrument of transfer of the share to that person. If he elects to have himself or another person registered and the share is an uncertificated share, he shall take any action the Board may require (including without limitation the execution of any document and the giving of any instruction by means of a relevant system) to enable himself or that person to be registered as the holder of the share. All the provisions of these Articles relating to the transfer of shares apply to that notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member or other event giving rise to the transmission had not occurred.
41. A person becoming entitled to a share in consequence of the death or bankruptcy of a member shall, subject to the requirements of Article 141, be entitled to receive and may give a discharge for all dividends and other monies payable in respect of the share, but he shall not be entitled to receive notices of or to attend or vote at meetings of the Company or to any of the rights or privileges of a member until he shall have become a member in respect of the share. The Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within sixty days the Board may thereafter withhold payment of all dividends or other monies payable in respect of the share until the requirements of the notice have been complied with.
41.(A) The following provisions shall apply to share warrants:
(a)	The Company with respect to fully-paid shares may issue share warrants stating that the bearer is entitled to the shares therein specified, and may provide by coupons or otherwise for the payment of future dividends or other monies on or in respect of the shares included in such share warrants.

(b)	A share warrant shall entitle the bearer thereof to the shares included in it, and the shares may be transferred by the delivery of the share warrant, and the provisions of these Articles with respect to transfer and transmission of shares shall not apply thereto. Each share warrant shall be issued under the Seal or under the Securities Seal or, in the case of shares on a branch register, an official seal for use in the relevant territory.

(c)	The Directors shall be at liberty to accept a certificate (in such form and from such person as the Directors may approve) to the effect that a specified person is shown in the records of the person issuing such certificate as being entitled to all or some of the shares comprised in a specified share warrant as sufficient evidence of the facts stated in such certificate, and may treat the deposit of such certificate at the Transfer Office (or at any other place specified from time to time by the Directors) as equivalent to the deposit there of the share warrant, and may inter alia allot to the person named in such certificate any shares to which the bearer of the share warrant referred to in such certificate may be entitled and the right of the allottee to the allotment shall not, after allotment, be questioned by any person.

(d)	The Directors may determine and from time to time vary the conditions upon which share warrants shall be issued, and in particular (but without limitation) upon which a new share warrant or coupon will be issued in the place of one worn out, defaced, lost or destroyed provided that no new share warrant may be issued to replace one that has been lost unless the Directors are satisfied beyond reasonable doubt that the original share warrant has been destroyed, upon which (subject as hereinafter provided) the bearer of a share warrant shall be entitled to attend and vote at general meetings, and upon which a share warrant may be surrendered and the name of the holder entered in the Register in respect of the shares therein specified. Subject to such conditions and to these Articles, the bearer of a share warrant shall be subject to the conditions for the time being in force relating to share warrants, whether made before or after the issue of such share warrant.

(e)	Subject to any conditions for the time being in force relating to share warrants and as otherwise expressly provided in these Articles, the bearer of a share warrant may at any time deposit the share warrant at the Transfer Office (or at such other place as the Directors may from time to time appoint) and so long as the share warrant remains so deposited, the depositor shall have the same right of signing a requisition for calling a meeting and of attending and voting, appointing a proxy and exercising the other privileges of a member at any meeting held after the expiration of forty-eight hours from the time of deposit and be entitled to be given any notices by the Company which are to be given, after the expiration of forty-eight hours from the time of such deposit, to holders of shares of that class, as if his name were inserted in the Register as the holder of the shares included in the deposited share warrant, provided that in the case of a share warrant deposited elsewhere than at the Transfer Office (or such other place as aforesaid), the depositor shall have obtained from the person with whom the same is deposited a certificate of such deposit in such form as the Directors may require specifying inter alia the share warrant and the number of shares included therein, and shall have lodged the same at the Transfer Office (or such other place as aforesaid) not less than forty-eight hours before the time of the meeting at which the depositor desires to attend or to be represented. Not more than one person shall be recognised as a depositor of any share warrant. Every share warrant which shall have been so deposited as aforesaid shall remain so deposited until after the closing of the meeting at which the depositor desires to attend or to be represented.

(f)	Subject as otherwise expressly provided in these Articles or by the terms of issue of any shares or in any conditions for the time being in force relating to share warrants, no person shall, as bearer of a share warrant, be entitled to sign a requisition for calling a meeting of the Company or give notice of intention to submit a resolution to a meeting or attend or vote or give a proxy or exercise any other privilege of a member at a meeting of the Company, or be entitled to receive any notices from the Company, but the bearer of a share warrant shall be entitled in all other respects to the same privileges and advantages as if he were named in the Register as the holder of the shares included in the share warrant, and he shall be deemed to be a member of the Company.
Stock
42. The Company may from time to time by ordinary resolution convert any paid up shares into stock, and reconvert any stock into paid up shares of any denomination.
43. The holders of stock may transfer the same, or any part thereof, in the same manner and subject to the same regulations as and subject to which the shares from which the stock arose might previously to conversion have been transferred, or as near thereto as circumstances admit. The Board may from time to time fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of such minimum but the minimum shall not exceed the nominal amount of the shares from which the stock arose.
44. The holders of stock shall, according to the total amount of the stock held by them, have the same rights, privileges and advantages as regards dividends, participation in assets on a winding up, voting at meetings and other matters, as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in dividends and in assets on a winding up) shall be conferred by any such amount of stock as would not, if existing in shares, have conferred such privilege or advantage.
45. All the provisions of these Articles applicable to paid up shares shall apply to stock, and the words “share” and “member” shall be construed accordingly.
Consolidation, Sub-Division and Cancellation of Shares
46. The Company may from time to time by ordinary resolution:
(a)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares. Whenever any fractions arise as a result of a consolidation or subdivision of shares, the Board may on behalf of the members deal with the fractions as it thinks fit. In particular, without limitation, the Board may sell shares representing fractions to which any members would otherwise become entitled to any person (including, subject to the provisions of the Statutes, the Company) and distribute the net proceeds of sale in due proportion among those members. Where the shares to be sold are held in certificated form the Board may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the buyer. Where the shares to be sold are held in uncertificated form, the Board may do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer. The buyer shall not be bound to see to the application of the purchase monies and his title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in relation to the sale.

(b)	sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the memorandum of association of the Company, subject nevertheless to the provisions of the Statutes and so that the resolution whereby any share is sub-divided may determine that as between the holders of the resulting shares, one or more of such shares shall have any preference or special advantage as regards dividend, capital, voting or otherwise, over, or may have any defined rights or be subject to any restrictions as compared with, the other or others but so that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each share resulting from the sub-division shall be the same as it was in the case of the share from which such shares were derived; and

(c)	cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.
Increase and Reduction of Capital
47. The Company may from time to time by ordinary resolution increase its share capital by such sum, to be divided into shares of such amounts, as the resolution shall prescribe.
48.1 Subject to the consents and incidents required by the Statutes, the Company may by special resolution reduce its share capital, its capital redemption reserve fund and any share premium account in any way.
48.2 All shares created by ordinary resolution pursuant to Articles 46-47 shall be:
(a)	subject to all the provisions of these Articles, including without limitation provisions relating to payment of calls, lien, forfeiture, transfer and transmission; and

(b)	unclassified, unless otherwise provided by these Articles, by the resolution creating the shares or by the terms of allotment of the shares.
Redeemable Shares
49. Subject to the provisions of the Statutes, any shares may be issued on terms that they are, or at the option of the Company or the shareholder are liable, to be redeemed on such terms and in such manner as the Company before the issue of the shares may by special resolution determine.
Meetings of Members
General and Class Meetings
50. In every year the Company shall in addition to any other meetings in that year hold a general meeting as its annual general meeting, at such time (within a period of not more than fifteen months after the holding of the last preceding annual general meeting) and place as may be determined by the Board.
51.1 The Board may call a general meeting whenever it thinks fit, and, on the requisition of members in accordance with the Statutes, it shall forthwith convene a general meeting. If at any time there are not within the United Kingdom sufficient Directors capable of acting to form a quorum, any Director or any two members may convene a general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Board.
51.2 All provisions of these Articles relating to general meetings of the Company or the proceedings thereat shall, mutatis mutandis, apply to every separate general meeting of the holders of any class of shares in the capital of the Company, except that:
(a)	the necessary quorum shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class (excluding any shares of that class held as treasury shares) or, at any adjourned meeting of such holders, one holder present in person or by proxy, whatever the amount of his holding, who shall be deemed to constitute a meeting;

(b)	any holder of shares of the class present in person or by proxy may demand a poll; and

(c)	each holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by him.
For the purposes of this article, where a person is present by proxy or proxies, he is treated as holding only the shares in respect of which the proxy or proxies are authorised to exercise voting rights.
Notice of General Meetings
52. Fourteen clear days’ notice at the least, or, in the case of an annual general meeting, twenty-one clear days’ notice at the least shall be given in the manner hereinafter mentioned to such members as are, under the provisions herein contained, entitled to receive notices from the Company and also to each of the Directors and to the Auditors.
53. Every notice of meeting shall specify the place, the day and the hour of meeting, and, in the case of special business, the general nature of such business. Every notice convening an annual general meeting shall specify the meeting as such and every notice convening a meeting to pass a special resolution shall also specify the intention to propose the resolution as a special resolution, as the case may be. Every notice of meeting shall state with reasonable prominence that a member entitled to attend and vote is entitled to appoint a proxy and that such proxy need not be a member.
54.1 The accidental omission to give notice of any meeting or resolution, or to send any notification where required by the Statutes or these Articles in relation to the publication of a notice of meeting on a website, or to send a form of proxy with a notice where required by these Articles, to any person entitled to receive the same, or the non-receipt of a notice of meeting, resolution or form of proxy by such a person, whether or not the Company is aware of such omission or non-receipt, shall not invalidate the proceedings at the meeting.
54.2 The Board may resolve to enable persons entitled to attend a general meeting to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world. The members present in person or by proxy at a satellite meeting place shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending at all the meeting places are able to:
(a)	participate in the business for which the meeting has been convened;

(b)	hear and see all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

(c)	be heard and seen by all other persons so present in the same way.
The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.
54.3 If it appears to the chairman of the general meeting that the facilities at the principal meeting place or any satellite meeting place have become inadequate for the purposes referred to in Article 54.2, then the chairman of the general meeting may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of that adjournment shall be valid.
54.4 The Board may make arrangements for persons entitled to attend a general meeting or an adjourned general meeting to be able to view and hear the proceedings of the general meeting or adjourned general meeting and to speak at the meeting (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) by attending at a venue anywhere in the world not being a satellite meeting place. Those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the meeting at or from that venue. The inability for any reason of any member present in person or by proxy at such a venue to view or hear all or any of the proceedings of the meeting or to speak at the meeting shall not in any way affect the validity of the proceedings of the meeting.
54.5 The Board may from time to time make any arrangements for controlling the level of attendance at any venue for which arrangements have been made pursuant to Article 54.4 (including without limitation the issue of tickets or the imposition of some other means of selection) if it considers it appropriate, and may from time to time change those arrangements. If a member, pursuant to those arrangements, is not entitled to attend in person or by proxy at a particular venue, he shall be entitled to attend in person or by proxy at any other venue for which arrangements have been made pursuant to Article 54.4. The entitlement of any member to be present at such venue in person or by proxy shall be subject to any such arrangement then in force and stated by the notice of meeting or adjourned meeting to apply to the meeting.
54.6 If, after the sending of notice of a general meeting but before the meeting is held, or after the adjournment of a general meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the Board decides that it is impracticable or unreasonable, for a reason beyond its control, to hold the meeting at the declared place (or any of the declared places, in the case of a meeting to which Article 54.2 applies); and/or time, it may as appropriate: (i) change the place (or any of the places, in the case of a meeting to which Article 54.2 applies); and/or (ii) postpone the time at which the meeting is to be held. If such a decision is made, the Board may then change the place (or any of the places, in the case of a meeting to which Article 54.2 applies) and/or postpone the time again if it decides that it is reasonable to do so. In either case:
(a)	no new notice of the meeting need be sent, but the Board shall, if practicable, advertise the date, time and place of the meeting in at least two newspapers having a national circulation and shall make arrangements for notices of the change of place and/or postponement to appear at the original place and/or at the original time; and

(b)	a proxy appointment in relation to the meeting may, if by means of a document in hard copy form, be delivered to the Office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 74(a) or, if in electronic form, be received at the address (if any) specified by or on behalf of the Company in accordance with Article 74(b) (or such address as the Company may be deemed by The Statutes to have agreed), at any time not less than forty-eight hours before any postponed time appointed for holding the meeting.
54.7 For the purposes of Articles 54.2-54.5, the right of a member to participate in the business of any general meeting shall include without limitation the right to speak, vote on a show of hands, vote on a poll, be represented by a proxy and have access to all documents which are required by the Statutes or these Articles to be made available at the meeting.
Proceedings at General Meetings
55. All business shall be deemed special that is dealt with at a general meeting, and also all business that is dealt with at an annual general meeting, with the exception of sanctioning or declaring dividends, the consideration of the accounts and balance sheet, the ordinary reports of the Board and Auditors and any other documents required to be annexed to the balance sheet, the appointment or election of Directors in the place of those retiring by rotation or otherwise and the appointment or re-appointment of and the fixing of the remuneration of the Auditors, and the renewal, limitation, extension, variation or grant of any authority of or to the Board, pursuant to the Statutes, to allot securities.
56. No business shall be dealt with at any general meeting unless a quorum is present when the meeting proceeds to business. Three members present in person and entitled to vote shall be a quorum for all purposes. A corporation being a member shall be deemed to be personally present if represented by its representative duly authorised in accordance with Article 67.
57. If within fifteen minutes from the time appointed for the meeting a quorum is not present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, or to such time and place as may be fixed by the chairman of the meeting, and if at such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting the members present in person or by proxy shall be a quorum.
58. The Chairman (if any) of the Board or in his absence the Deputy Chairman of the Board or some other Director nominated by the Board shall preside as chairman at every general meeting of the Company. If there be no such Chairman or Deputy Chairman, or if at any meeting neither the Chairman, the Deputy Chairman nor such other Director (if any) be present within ten minutes after the time fixed for holding the meeting or be willing to act as chairman of the meeting, the Directors present shall choose one of their number to be chairman of the meeting, or if no Director is present, or if all the Directors present decline to take the chair, the members present shall choose one of their number to be chairman of the meeting.
59. The chairman of the meeting may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be dealt with at an adjourned meeting except business which might lawfully have been dealt with at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more or for an indefinite period, notice of the adjourned meeting shall be given in like manner as in the case of the original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be dealt with at an adjourned meeting.
60. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded:
(a)	by the chairman of the meeting; or

(b)	(except on the election of the chairman of the meeting or on a question of adjournment) by at least three members present in person or by proxy and entitled to vote on the resolution; or

(c)	by any member or members present in person or by proxy and representing not less than 10% of the total voting rights of all the members having the right to vote on the resolution; or

(d)	by a member or members present in person or by proxy holding shares in the Company conferring a right to vote on the resolution being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right;
The appointment of a proxy to vote on a matter at a meeting authorises the proxy to demand, or join in demanding, a poll on that matter. In applying the provisions of this Article, a demand by a proxy counts (i) for the purposes of paragraph (b) of this Article, as a demand by the member, (ii) for the purposes of paragraph (c) of this Article, as a demand by a member representing the voting rights that the proxy is authorised to exercise, and (iii) for the purposes of paragraph (d) of this Article, as a demand by a member holding the shares to which those rights are attached.
61. Unless a poll is so demanded, a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority, and an entry to that effect in the minute books, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.
62. If a poll is duly demanded, it shall be taken in such manner as the chairman of the meeting may direct, and the result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The chairman of the meeting may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of a poll.
63. A poll demanded on the election of the chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and place as the chairman of the meeting directs, but in any case not more than twenty-eight days after the meeting at which the poll was demanded. No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days’ notice shall be given specifying the time and place at which the poll is to be taken.
64. The demand for a poll shall not prevent the continuance of a meeting for dealing with any business other than the question on which the poll has been demanded, and it may be withdrawn at any time before the conclusion of the meeting or the date fixed for the taking of the poll. If a demand is withdrawn before the conclusion of the meeting the chairman of the meeting or other members entitled, may himself or themselves demand a poll. A demand for a poll which is withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.
Votes of Members
65. Subject to any terms upon which any shares may be issued or may from time to time be held, on a show of hands every member (whether an individual or a corporation) present in person shall have one vote, and every proxy present who has been duly appointed by a member entitled to vote shall have one vote, and on a poll, every member (whether an individual or a corporation) present in person or by proxy shall have one vote for every 25 pence of nominal share capital of which he is the holder.
66. In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register.
67. Any corporation which is a member of the Company may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any general meeting, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual member of the Company. Any person so authorised may be required at any general meeting which such person attends to produce evidence of such authority in a form reasonably satisfactory to the Board.
68. A member in respect of whom an order has been made by any court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised in that behalf appointed by that court, and any such receiver, curator bonis or other person may, on a show of hands or on a poll, vote by proxy provided that such evidence as the Board may require of the authority of such person shall have been deposited at the Office, or at such other place as is specified in accordance with these Articles for the deposit of proxies, not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting or for the taking of the poll at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.
69. No member shall be entitled to vote at any general meeting or at any separate meeting of the holders of any class of shares in the Company, either in person or by proxy, in respect of any share held by him unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.
70. No objection shall be raised to the qualification of any vote except at the meeting or adjourned meeting or poll at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.
71. On a poll, a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.
Proxies
72.1 The appointment of a proxy shall be made in writing and shall be in any usual form or in any other form which the board may approve. Subject thereto, the appointment of a proxy may be (a) in hard copy form, or (b) in electronic form, if the Company agrees (or is deemed by the Statutes 2006 to have agreed).
72.2 The appointment of a proxy, whether made in hard copy form or in electronic form, shall be executed in such manner as may be approved by or on behalf of the Company from time to time. Subject thereto, the appointment of a proxy shall be executed by the appointor or any person duly authorised by the appointor or, if the appointor is a corporation, executed by a duly authorised person or under its common seal or in any other manner authorised by its constitution.
73. The Board may, if it thinks fit, but subject to the provisions of the Statutes, at the Company’s expense send hard copy forms of proxy for use at a general meeting and issue invitations in electronic form to appoint a proxy in relation to the meeting in such form as may be approved by the Board. The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. A member may appoint more than one proxy to attend on the same occasion provided that each such proxy is appointed to exercise the rights attached to a different share or shares held by that member.
74. The appointment of a proxy shall:
(a)	if in hard copy form, be delivered by hand or by post to the Office or such other place within the United Kingdom as may be specified by or on behalf of the Company for that purpose:
(i)	in the notice convening the general meeting; or

(ii)	in any form of proxy sent by or on behalf of the Company in relation to the meeting,

(aa) not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or
(b)	if in electronic form, be received at any address to which the appointment of a proxy may be sent by electronic means pursuant to a provision of The Statutes or to any other address specified by or on behalf of the Company for the purpose of receiving the appointment of a proxy in electronic form in:
(i)	any form of proxy sent by or on behalf of the Company in relation to the meeting; or

(ii)	any invitation to appoint a proxy issued by the Company in relation to the meeting,
(bb) not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or
(c)	in either case, where a poll is taken more than forty-eight hours after it is demanded, be delivered or received as aforesaid after the poll has been demanded and not less than twenty-four hours before the time appointed for the taking of the poll; or

(d)	if in hard copy form, where a poll is not taken forthwith but is taken not more than forty-eight hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman of the meeting or to the Secretary or to any Director.
75.1 Where the appointment of a proxy is expressed to have been or purports to have been made, sent or supplied by a person on behalf of the holder of a share:
(a)	the Company may treat the appointment as sufficient evidence of the authority of that person to make, send or supply the appointment on behalf of that holder;

(b)	that holder shall, if requested by or on behalf of the Company at any time, send or procure the sending of any written authority under which the appointment has been made, sent or supplied, or a copy of such authority certified notarially or in some other way approved by the Board, to such address and by such time as may be specified in the request (or such address as the Company may be deemed by The Statutes to have agreed) and, if the request is not complied with in any respect, the appointment may be treated as invalid; and

(c)	whether or not a request under Article 75.1(b) has been made or complied with, the Company may determine that it has insufficient evidence of the authority of that person to make, send or supply the appointment on behalf of that holder and may treat the appointment as invalid.
75.2 A proxy appointment which is not delivered or received in accordance with Article 74 shall be invalid. When two or more valid proxy appointments are delivered or received in respect of the same share for use at the same general meeting, the one which was last delivered or received shall be treated as replacing and revoking the others as regards that share, provided that, if the Company determines that it has insufficient evidence to decide whether or not a proxy appointment is in respect of the same share, it shall be entitled to determine which proxy appointment shall be entitled to determine which proxy appointment (if any) is to be treated as valid. Subject to The Statutes, the Company may determine at its discretion when a proxy appointment shall be treated as delivered or received for the purposes of these Articles.
75.3 A proxy appointment shall be deemed to entitle the proxy to exercise all or any of the appointing member’s rights to attend and to speak and vote at a meeting of the Company. The proxy appointment shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates.
75.4 Any corporation which is a member of the Company may, by resolution of its directors or other governing body, authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or at any separate meeting of the holders of any class of shares. A director, the secretary or other person authorised for the purpose by the secretary may require all or any of such persons to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers.
75.5 The termination of the authority of a person to act as a proxy or duly authorised representative of a corporation does not affect:
(a)	whether he counts in deciding whether there is a quorum at a meeting;

(b)	the validity of anything he does as chairman of a meeting;

(c)	the validity of a poll demanded by him at a meeting; or

(d)	the validity of a vote given by that person,
unless notice of the termination was either delivered or received as mentioned in the following sentence at least three hours before the start of the relevant meeting or adjourned meeting or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll. Such notice of termination shall be either by means of a document in hard copy form delivered to the office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 74(a) or in electronic form received at the address (if any) specified by or on behalf of the Company in accordance with Article 74(b) (or such address as the Company may be deemed by The Statutes to have agreed), regardless of whether any relevant proxy appointment was effected in hard copy form or in electronic form.
Directors
Number and Appointment of Directors
76. Unless and until otherwise from time to time determined by an ordinary resolution of the Company, the Directors (other than alternate Directors) shall be not less than two in number.
77. The Board shall have power at any time, and from time to time, to appoint any other person who is willing to act to be a Director, either to fill a casual vacancy or as an addition to the existing Board, but so that the total number of Directors shall not at any time exceed the maximum number (if any) fixed by or in accordance with these Articles. Any Director so appointed shall hold office only until the next following annual general meeting, and shall then be eligible for re-appointment but shall not be taken into account in determining the Directors to retire by rotation at such meeting under the provisions contained in these Articles.

78. The continuing Directors, or a sole continuing Director, may act notwithstanding any vacancies in the Board, but, if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles, the continuing Directors or Director may act for the purpose of filling up vacancies in the Board or of summoning general meetings of the Company, but not for any other purpose. If there be no Directors or Director able or willing to act, then any two members may summon a general meeting for the purpose of appointing Directors.
79. Except as otherwise authorised by the Statutes, a motion for the appointment of two or more persons as Directors by a single resolution shall not be made unless a resolution that it should be so made has first been agreed to by the meeting without any vote being given against it.
80. No person other than a Director retiring at the meeting shall, unless recommended by the Board for election, be eligible for the office of a Director at any general meeting, unless not less than seven and not more than forty-two days before the day appointed for the meeting there shall have been given to the Secretary notice by a member duly qualified to be present and vote at the meeting for which such notice is given of his intention to propose such person for election, and also notice by the person to be proposed of his willingness to be appointed.
Qualification of Directors
81. Unless and until otherwise determined by the Company in a general meeting, the Directors shall not be required to hold any share qualification.
Powers of Directors
84. The business of the Company shall be managed by the Board, and the Board may exercise all such powers of the Company as are not by the Statutes or by these Articles or by any directions given by the Company from time to time by special resolution required to be exercised by the Company in a general meeting. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.
85. The Board may establish any local or special boards or agencies for managing any of the affairs of the Company either in the United Kingdom or elsewhere, and may appoint any persons to be members of such local or special boards or to be managers or agents, and may fix their remuneration, and may delegate to any local or special board, manager or agent any of the powers, authorities and discretions vested in the Board (other than the powers to borrow and make calls) with power to sub-delegate, and may authorise the members of any local or special board, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.
86.1 The Board may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension, provident or superannuation funds for the benefit of and give or procure the giving of pensions, allowances, gratuities or bonuses to any persons who are or were at any time in the employment, or service of the Company, or of any company which is a subsidiary of the Company or is allied to or associated in business with the Company or with any such subsidiary company, or of any business acquired by the Company or who are or were at any time Directors or officers of the Company or of any such other company as aforesaid, and the spouses, civil partners, former spouses or former civil partners, families and dependants of any such persons. Any Director shall be entitled to participate in and retain for his own benefit any such pension, allowance, gratuity or bonus and may vote in favour of the exercise of any of the powers aforesaid notwithstanding that he is or may become interested therein.
86.2 Pursuant to section 719 of the Companies Act 1985, the Board is hereby authorised to make such provision as may seem appropriate for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or transfer of the whole or part of the undertaking of the Company or any subsidiary. Any such provision shall be made by a resolution of the Board in all respects in accordance with the said section.
87. The Board may from time to time by power of attorney under the Seal appoint any company, firm or person, or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. The Board may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes and on such conditions as it determines, including authority for the agent to delegate all or any of his powers.
88. The Board may from time to time make and vary such regulations as it thinks fit respecting the keeping of dominion registers of members pursuant to the Statutes.
89. All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments, and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.
Borrowing
90.1 Subject as hereinafter provided, the Board may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital, and to issue debentures and other securities, whether outright or as collateral security, for any debt, liability or obligation of the Company or of any third party.
90.2 The Board shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiaries so as to secure (as regards subsidiaries so far as by such exercise they can secure) that the aggregate amount for the time being remaining undischarged of all monies borrowed by the Company and/or any of its relevant subsidiaries (exclusive of monies borrowed by the Company from and for the time being owing to any such relevant subsidiary, or by any such relevant subsidiary from and for the time being owing to the Company or another such relevant subsidiary) shall not at any time without the previous sanction of an ordinary resolution of the Company exceed a sum equal to twice the aggregate of the adjusted capital and reserves.
90.3 For the purposes of this Article the expression “the adjusted capital and reserves” means at any relevant time the amount of the issued and paid up share capital of the Company (and so that capital allotted and capital the issue of which has been underwritten shall be treated as issued and any capital already called up or payable at any fixed future date within six months shall be treated as already paid up) plus or minus the aggregate amount standing to the credit or debit of the consolidated reserves (including for the purposes of this definition profit and loss account and any share premium account), plus the amount of minority interests in any subsidiaries, all as included in the latest published audited consolidated balance sheet of the Company plus an amount equal to the goodwill (including intangible assets) which has arisen on acquisitions of interests in companies and businesses made since 1 January 1981 in which the Company or any of its relevant subsidiaries continues to have an interest as at the relevant date of calculation and which has, as at such date, been written off against the consolidated reserves referred to above in accordance with United Kingdom accounting practices, less an amount equal to the amortisation of such goodwill up to the relevant date of calculation, over twenty years on a straight line basis but:
(a)	adjusted so as to exclude an amount equal to the net tangible assets of any subsidiary which is not a relevant subsidiary as included in the consolidated balance sheet of the Company;

(b)	adjusted as may be appropriate to take account of:
(i)	any increase in or reduction of the issued and paid up share capital or share premium account of the Company since the date to which the consolidated balance sheet incorporated in such accounts shall have been made up;

(ii)	any distributions in cash or specie made (otherwise than to the Company or to a relevant subsidiary) from such reserves since such date and not provided for therein;

(iii)	any relevant subsidiary not consolidated in such accounts, any companies which since the date of such accounts have ceased to be or have become relevant subsidiaries, and any companies which will become or will cease to be relevant subsidiaries as a result of the transaction in relation to which the calculation falls to be made;
(c)	after excluding any sums provided for taxation (including deferred tax);

(d)	after deducting therefrom (insofar as not otherwise deducted) a sum equivalent to the book value of any goodwill and any other intangible assets in the said consolidated balance sheet;

(e)	after making such other adjustments (if any) as the Auditors may consider appropriate.
90.4 For the purpose of this Article “borrowings” shall include the following:
(a)	the principal amount for the time being outstanding of any debentures within the meaning of section 744 of the Companies Act 1985, issued (whether for cash or otherwise) by the Company or any relevant subsidiary;

(b)	the principal amount for the time being outstanding in respect of acceptances raised by the Company or any relevant subsidiary under any acceptance credit opened on its behalf (not being acceptances in relation to the purchase of goods in the normal course of trading which have been outstanding for one hundred and eighty days or less);

(c)	the nominal amount of any issued share capital and the principal amount of any borrowings the repayment whereof is guaranteed by or is the subject of an indemnity from the Company or any relevant subsidiary; and

(d)	the nominal amount of any issued share capital (not being equity share capital) of a relevant subsidiary, which is not beneficially owned by the Company or by another relevant subsidiary, together with (in any case) any fixed or minimum premium payable on final redemption or final repayment, but shall not include:
(i)	amounts borrowed and otherwise falling to be taken into account pursuant to this Article and intended to be applied within six months of being so borrowed in the repayment of borrowings then outstanding which fall to be taken into account pursuant to this Article pending their application for such purpose or the expiration of such period whichever shall be the earlier;

(ii)	borrowings from bankers or others for the purpose of financing any contract in respect of which any part of the price receivable is guaranteed or insured by the Export Credits Guarantee Department of the Department of Trade, to an amount not exceeding that part of the price receivable thereunder which is so guaranteed or insured;

(iii)	unsecured borrowings from bankers to the extent that there are amounts standing to the credit of the account(s) of the relevant subsidiary making the borrowing and/or any other relevant subsidiary which, in accordance with the arrangements made between the bankers and the relevant subsidiary making the borrowing or any other relevant subsidiary, are available for set-off by the bankers against the amount of such borrowings; and

(iv)	borrowings by a company, which on becoming a subsidiary after 27 May 1983 is also a relevant subsidiary, which are outstanding at the date when it becomes a subsidiary for a period of twelve months from the date of such event to the extent that a sum equal to the amount of such borrowings exceeds any increase in the relevant limit arising out of the adjustments to be made to the adjusted capital and reserves on account of the transaction whereby such company becomes a relevant subsidiary, and shall be reduced by the amounts owed, as at the relevant date of calculation, to the Company or any of its relevant subsidiaries provided that the basis of calculation of such amounts owed shall be the same basis as that used for the calculation of the amounts of cash and liquid funds of the Company and its relevant subsidiaries for the purposes of the most recent published audited consolidated accounts of the Company.
90.5 For the purpose of determining whether the limit imposed by this Article has been exceeded, the principal amount of any borrowings expressed in a currency other than sterling shall be translated into sterling on the basis adopted for the translation of borrowings in the latest published audited consolidated accounts of the Company and no account shall be taken of subsequent fluctuations in the rates between sterling and the currency or currencies of the borrowing.
90.6 Notwithstanding any provision contained in this Article no account shall be taken of any amount more than once in the determination of the amount of borrowings in relation to the limits set out in this Article. If, in the determination of any such amount, the provisions of this Article may be applied to produce more than one amount, that provision which produces the higher amount shall apply to the exclusion of the other or others.
90.7 For the purpose of this Article the expression “relevant subsidiary” means any subsidiary of the Company for the time being.
90.8 No person dealing with the Company or any of its subsidiaries shall by reason of the foregoing provisions of this Article be concerned to see or inquire whether this limit is observed, and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had at the time when the debt was incurred or security given express notice that the limit hereby imposed had been or would thereby be exceeded.
Proceedings of the Board
91.1 The Board may meet together for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting of the Board shall be determined by a majority of votes. In case of an equality of votes the Chairman shall not have a second or casting vote.
91.2 A Director may, and the Secretary on the requisition of a Director shall, at any time call a meeting of the Board by giving notice of the meeting to each Director. It shall not be necessary to give notice of a meeting of the Board to any Director for the time being absent from the United Kingdom.
91.3 Notice of the date, time and place of each meeting of the Board shall, so far as practicable, be given to each Director at least twenty-four hours prior to such meeting and may be given in hard copy form or in electronic form to such address (if any) for the time being notified by the Director or on his behalf to the Company for that purpose. The accidental omission to give notice of any meeting of the Board to any Director entitled to receive the same, or the non-receipt of a notice of any such meeting by such a Director, shall not invalidate the proceedings at the meeting.
92. The quorum necessary for dealing with the business of the Board shall be fixed by the Board, and unless so fixed at any other number, shall be two. For the purpose of determining whether the quorum for dealing with the business of the Board exists:
(a)	in the case of a resolution agreed by Directors in telephonic communications, all such Directors shall be counted in the quorum;

(b)	in the case of a meeting of Directors, in addition to the Directors present at the meeting, any Director in telephonic communication with such meeting shall be counted in the quorum.
93. The Board may elect a Chairman and, if it thinks fit, a Deputy Chairman of its meetings, determine the period for which they respectively are to hold office and may at any time remove the Chairman and/or the Deputy Chairman from their respective office. If no such Chairman or Deputy Chairman is elected, or if at any meeting of the Board neither is present within five minutes after the time appointed for holding the same, or if the Chairman or Deputy Chairman is unwilling to act, the Directors present may choose one of their number to be Chairman of the meeting.
94. A resolution in writing, agreed to by all the Directors entitled to receive notice of and vote at a meeting of the Board or of a committee of the Board shall, provided they constitute a quorum, be as effective as a resolution passed at a meeting of the Board or (as the case may be) a committee of the Board duly convened and held. For the purpose of this Article:
(a)	a Director signifies his agreement to a proposed written resolution when the Company receives from him a document indicating his agreement to the resolution authenticated in the manner permitted by the Companies Act 2006 for a document in the relevant form;

(b)	the Director may send the document in hard copy form or in electronic form to such address (if any) for the time being specified by the Company for that purpose, and in default of such specification to the Office;

(c)	if any alternate Director signifies his agreement to the proposed written resolution, his appointor need not also signify his agreement; and

(d)	if a Director signifies his agreement to the proposed written resolution an alternate director appointed by him need not also signify his agreement.
95. A meeting of the Board at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Board or by the Directors generally.
96. The Board may delegate any of its powers (other than the powers to make calls) to committees consisting of such member or members of its body as it thinks fit. Any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Board.
97. The meetings and proceedings of any such committee consisting of two or more members shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by any regulations made by the Board under the last preceding Article.
98. All acts done by any meeting of the Board, or of a committee of the Board, or by any person acting as a Director or by an alternate Director, shall, notwithstanding it be afterwards discovered that there was some defect in the appointment or continuance in office of any such Director, alternate Director or person acting as aforesaid, or that they or any of them were disqualified, or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or, as the case may be, an alternate Director and had been entitled to vote.
98.A Without prejudice to the first sentence of Article 91.1, a person entitled to be present at a meeting of the board or of a committee of the board shall be deemed to be present for all purposes if he is able (directly or by electronic communication) to speak to and be heard by all those present or deemed to be present simultaneously. A director so deemed to be present shall be entitled to vote and be counted in a quorum accordingly. Such a meeting shall be deemed to take place where it is convened to be held or (if no Director is present in that place) where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting is. The word meeting in these Articles shall be construed accordingly.
Minutes
99. The Board shall cause minutes to be recorded for the purpose:

(a)	of all appointments of officers made by the Board;

(b)	of the names of the Directors present at each meeting of the Board and of any committee of the Board; and

(c)	of all resolutions and proceedings at all meetings of the Company and of the holders of any class of shares in the Company and of the Board and of committees of the Board.
Any such minutes, if purporting to be signed by the chairman of the meeting to which they relate or of next meeting, shall be received as prima facie evidence of the facts therein stated.
Disqualification of Directors
100. A person ceases to be a director as soon as:
(a)	that person ceases to be a Director by virtue of any provision of The Statutes or is prohibited from being a Director by law;

(b)	a bankruptcy order is made against that person;

(c)	a composition is made with that person’s creditors generally in satisfaction of that person’s debts;

(d)	a registered medical practitioner who is treating that person gives a written opinion to the company stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months;

(e)	by reason of that person’s mental health, a court makes an order which wholly or partly prevents that person from personally exercising any powers or rights which that person would otherwise have;

(f)	notification is received by the Company from the Director that the Director is resigning or retiring from office, and such resignation or retirement has taken effect in accordance with its terms; or
that person receives notice signed by not less than three quarters of the other directors stating that that person should cease to be a director. In calculating the number of directors who are required to give such notice to the Director, (i) an alternate director appointed by him acting in his capacity as such shall be excluded; and (ii) a Director and any alternate director appointed by him and acting in his capacity as such shall constitute a single director for this purpose, so that notice by either shall be sufficient.
101.1 No Director shall be disqualified by his office from contracting with the Company either as vendor, purchaser or otherwise, or from being interested whether directly or indirectly in any contract or arrangement entered into by or on behalf of the Company. No such contract or arrangement in which any Director shall be so interested shall be avoided, nor shall any Director so contracting, or being so interested, be liable to account to the Company for any profit realised by him from such contract or arrangement by reason of such Director holding that office or the fiduciary relationship thereby established. A Director so interested in any contract or arrangement shall declare the nature of his interest in accordance with the provisions of the Statutes. For the purpose of this Article 101.1 an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

101.2 Save as herein provided, a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he has an interest which is, to his knowledge, a material interest, otherwise than by virtue of his interests in shares or debentures or other securities of or otherwise in or through the Company. A Director shall not be counted in the quorum at a meeting of the Board in relation to any resolution on which he is debarred from voting.
101.3 A Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:
(a)	the giving of any guarantee, security or indemnity in respect of money lent or obligations incurred by him or by any other person at the request of or for the benefit of the Company or any of its subsidiaries;

(b)	the giving of any guarantee, security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(c)	any proposal relating to the Company or any of its subsidiary undertakings where it is offering securities in which offer a Director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which a Director is to participate;

(d)	any proposal relating to another company in which he and any persons connected with him do not to his knowledge hold an interest in shares (as that term is used in sections 820 to 825 of the Companies Act 2006) representing one per cent. or more of either any class of the equity share capital, or the voting rights, in such company;

(e)	any proposal relating to an arrangement for the benefit of the employees of the Company or any of its subsidiary undertakings which does not award him any privilege or benefit not generally awarded to the employees to whom such arrangement relates; or

(f)	any proposal concerning insurance which the Company proposes to maintain or purchase for the benefit of Directors or for the benefit of persons including Directors.
101.4 Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned (if not debarred from voting under Article 101.2 above) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.
101.5 If any question shall arise at any meeting of the Board as to the materiality of a Director’s interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the Chairman or, if the Chairman is also interested in the contract or arrangement in question, to a person appointed by the other Directors present at that meeting for such purpose who is not so interested, and the ruling of the Chairman or, if appropriate, such other person in relation to any other Director shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed.

102.1 Until such time as section 175 of the Companies Act 2006 comes into force, (whereafter Articles 120.A to 120.G shall apply), a Director may be or become a director or other officer of any company promoted by the Company or in which the Company may be interested as vendor, member or otherwise, and no such Director shall (unless otherwise agreed) be accountable for any benefits received as Director or other officer of such company.
102.2 The Board may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner in all respects as it thinks fit (including the exercise thereof in favour of any resolution appointing its members or any of them directors of such company, or voting or providing for the payment of remuneration to the directors of such company).
102.3 Until such time as section 175 of the Companies Act 2006 comes into force, (whereafter Articles 120.A to 120.G shall apply), any Director may act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.
Retirement and Removal of Directors
103. At every annual general meeting one-third of the Directors or, if their number is not a multiple of three, the number nearest to one-third of them shall retire from office but if any Director has at the start of the annual general meeting been in office for three years or more since his last appointment or re-appointment, he shall retire at that annual general meeting.
104. A Director retiring at a meeting shall retain office until the close or adjournment of the meeting.
105. The Directors to retire by rotation in every year shall be, first, those who wish to retire and not be re-appointed to office and, second, those who have been longest in office since their last election or appointment but, as between persons who became or were last re-elected Directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot. A retiring Director shall be eligible for re-election.
106. The Company at a general meeting at which a Director retires in manner aforesaid may (subject to Article 80) fill the vacated office by electing a person thereto, and in default, the retiring Director shall be deemed to have been re-elected, unless at or prior to such meeting he intimates that he does not wish to be re-elected or it is expressly resolved not to fill such vacated office or a resolution for the re-election of such Director shall have been put to the meeting and lost. In the event of the vacancy not being filled at such meeting it may be filled by the Board as a casual vacancy.
107. Without prejudice to the provisions of Article 114.1, the Company may, pursuant and subject to the provisions of section 303 of the Companies Act 1985, by ordinary resolution remove any Director before the expiration of his period of office and may by an ordinary resolution appoint another person in his stead. The person so appointed shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.
Managing Director and Executive Directors
108. The Board may from time to time appoint one or more of its body to the office of Managing Director, or to any other office (except that of Auditor) or employment under the Company, for such period and on such terms as it thinks fit and may revoke such appointment (but so that such revocation shall be without prejudice to any rights or claims which the person whose appointment is revoked may have against the Company by reason of such revocation) and may also authorise the continuation by any person appointed to be a Director in any other office or employment held by him before he was so appointed. A Director (other than a Managing Director) holding any such other office or employment is herein referred to as “an Executive Director”.
109. A Director appointed to the office of Managing Director shall, while holding that office, (subject to the provisions of any contract between himself and the Company) be subject to the same provisions as to resignation and removal as the other Directors of the Company, and if he ceases from any cause to be a Director he shall ipso facto cease to be a Managing Director (but without prejudice to any rights or claims which he may have against the Company by reason of such cesser).
110. An Executive Director shall, while holding any office or employment under the Company, (subject to the provisions of any contract between him and the Company) be subject to the same provisions as to resignation and removal as the other Directors of the Company, and if he ceases from any cause to be a Director he shall ipso facto cease to be an Executive Director (but without prejudice to any rights or claims which he may have against the Company by reason of such cesser).
111. The emoluments of any Managing Director or Executive Director for his services as such shall be determined by the Board, and may be of any description.
112. The Board may entrust to and confer upon a Managing Director or Executive Director any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with or to the exclusion of its own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.
President
113.1 The Board may from time to time appoint any person to be President of the Company and may also from time to time remove him from office and may appoint another person in his place. The appointment to the office of President shall be honorary. The President of the Company shall not be a Director and shall not by reason of his holding the office of President be deemed to be a Director.
113.2 The President shall be entitled to be repaid all such reasonable travelling (including hotel and incidental) expenses as he may incur in or about the business of the Company.
Non-executive Directors
114.1 Subject to the provisions of the Statutes, the Board may enter into, vary and terminate an agreement or arrangement with any Director who is not an Executive Director for the provision of his services to the Company. Subject to Article 114.2 and 114.3, any such agreement or arrangement may be made on such terms as the Board determines.
114.2 The ordinary remuneration of the Directors who are not Executive Directors for their services (excluding amounts payable under any other provision of these Articles) shall not, subject to Article 114.3, exceed in aggregate £750,000 per annum* or such higher amount as

*	Increased to £250,000 by an ordinary resolution passed on 11 May 1990.

*	Increased to £300,000 by an ordinary resolution passed on 3 May 1996.

the Company may from time to time by ordinary resolution determine. Subject thereto, each such Director shall be paid a fee for his services (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the Board.
114.3 Any Director who is not an Executive Director and who performs special services which in the opinion of the Board are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of additional fee, salary, commission or otherwise as the Board may determine.
Directors’ Expenses
114.4 The Directors may be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of the Board or committees of the Board, general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.
Alternate Directors
115. Any Director (other than an alternate Director) may without the consent of the Board appoint any other Director and may at any time appoint any person approved by the Board (such approval not to be unreasonably withheld) to be an alternate Director of the Company, and may at any time remove any alternate Director so appointed by him from office. An alternate Director so appointed shall not be entitled to receive any remuneration from the Company, nor be required to hold any share qualification. An alternate Director may be repaid by the Company such expenses as might properly have been repaid to him if he had been a Director, and he shall be entitled to be indemnified by the Company to the same extent as if he were a Director. Every person acting as an alternate Director shall be an officer of the Company and he shall not be deemed to be the agent of the Director whom he represents.
116. An alternate Director shall (subject to his giving to the Company an address within the United Kingdom at which notices may be served upon him) be entitled to receive notices of all meetings of the Board and of any committee of the Board of which the Director appointing him is a member, and to attend and vote and be counted for the purposes of a quorum as a Director at any such meeting at which the Director appointing him is not personally present, and generally perform all the functions of his appointor as a Director in his absence.
117. An alternate Director shall ipso facto cease to be an alternate Director if his appointor ceases for any reason to be a Director otherwise than by retiring and being re-elected at the same meeting or on the happening of any event which, if he were a Director, would cause him to vacate the office of Director.
118. An alternate Director may by notice to the Company resign such appointment.
119. All appointments and removals of alternate Directors shall be effected by notice of the Director making or revoking such appointment and shall take effect in accordance with the terms of the notice on receipt of such notice by the Company which shall, be in hard copy form or in electronic form sent to such address (if any) for the time being specified by or on behalf of the Company for that purpose, or in default of such specification, to the Office.

*	Increased to £500,000 by an ordinary resolution passed on 30 April 2004.

*	Increased to £750,000 by a special resolution passed on 25 April 2008.

120. A Director or any other person may act as alternate Director to represent more than one Director, and an alternate Director shall be entitled at meetings of the Board and at any meeting of a committee of the Board to one vote for every Director whom he represents in addition to his own vote as Director.
Directors’ interests
120.A For the purposes of section 175 of the Companies Act 2006, and from the date on which such statutory provision comes into force (whereafter Articles 120.A to 120.G shall apply), the board may authorise any matter proposed to it in accordance with these articles which would, if not so authorised, involve a breach of duty by a Director under that section, including, without limitation, any matter which relates to a situation in which a Director has, or can have, an interest which conflicts, or possibly may conflict, with the interests of the Company. Any such authorisation will be effective only if:
(a)	any requirement as to quorum at the meeting at which the matter is considered is met without counting the Director in question or any other interested Director; and

(b)	the matter was agreed to without their voting or would have been agreed to if their votes had not been counted.
The board may (whether at the time of the giving of the authorisation or subsequently) make any such authorisation subject to any limits or conditions it expressly imposes but such authorisation is otherwise given to the fullest extent permitted. The board may vary or terminate any such authorisation at any time.
For the purposes of Articles 120.A to 120.G, a conflict of interest includes a conflict of interest and duty and a conflict of duties, and interest includes both direct and indirect interests.
120.B Subject to section 177(5) and section 177(6) of the Companies Act 2006, provided that he has disclosed to the board the nature and extent of his interest, a Director notwithstanding his office:
(a)	may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise (directly or indirectly) interested;

(b)	may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director;

(c)	may be a director or other officer of, or employed by, or a party to a transaction or arrangement with, or otherwise interested in, any body corporate in which the Company is otherwise (directly or indirectly) interested.
120.C A Director shall not, by reason of his office, be accountable to the Company for any remuneration or other benefit which he derives from any office or employment or from any transaction or arrangement or from any interest in any body corporate:
(a)	the acceptance, entry into or existence of which has been approved by the board pursuant to Article 120.A (subject, in any such case, to any limits or conditions to which such approval was subject); or

(b)	which he is permitted to hold or enter into by virtue of paragraph (a), (b) or (c) of Article 120.B;
nor shall the receipt of any such remuneration or other benefit constitute a breach of his duty under section 176 of the Act.
120.D Any disclosure required by Article 120.B may be made at a meeting of the board, by notice in writing or by general notice or otherwise in accordance with section 177 of the Act.
120.E A Director shall be under no duty to the Company with respect to any information which he obtains or has obtained otherwise than as a director of the Company and in respect of which he owes a duty of confidentiality to another person. However, to the extent that his relationship with that other person gives rise to a conflict of interest or possible conflict of interest, this article applies only if the existence of that relationship has been approved by the board pursuant to Article 120.B. In particular, the director shall not be in breach of the general duties he owes to the Company by virtue of sections 171 to 177 of the Act because he fails:
(a)	to disclose any such information to the board or to any Director or other officer or employee of the Company; and/or

(b)	to use or apply any such information in performing his duties as a Director of the Company.
120.F Where the existence of a Director’s relationship with another person has been approved by the board pursuant to Article 120.B and his relationship with that person gives rise to a conflict of interest or possible conflict of interest, the Director shall not be in breach of the general duties he owes to the Company by virtue of sections 171 to 177 of the Act because he:
(a)	absents himself from meetings of the board at which any matter relating to the conflict of interest or possible conflict of interest will or may be discussed or from the discussion of any such matter at a meeting or otherwise; and/or

(b)	makes arrangements not to receive documents and information relating to any matter which gives rise to the conflict of interest or possible conflict of interest sent or supplied by the Company and/or for such documents and information to be received and read by a professional adviser, for so long as he reasonably believes such conflict of interest or possible conflict of interest subsists.
120.G The provisions of articles 120.E and 120.F are without prejudice to any equitable principle or rule of law which may excuse the director from:
(a)	disclosing information, in circumstances where disclosure would otherwise be required under these articles; or

(b)	attending meetings or discussions or receiving documents and information as referred to in article 120.F, in circumstances where such attendance or receiving such documents and information would otherwise be required under these articles.

Secretary
121. The Secretary shall be appointed by the Board for such term, at such remuneration and upon such conditions as it may think fit; and any Secretary so appointed may be removed by the Board.
122. The Board may also appoint one or more persons as deputy secretary (“Deputy Secretary”) for such term, at such remuneration and upon such conditions as it may think fit; and any Deputy Secretary so appointed may be removed by the Board. Any Deputy Secretary may, in the absence of the Secretary, do anything which may be required or authorised to be done by or to the Secretary.
123. A provision of the Statutes or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary or Deputy Secretary.
The Seal
124.1 The Board shall provide for the safe custody of the Seal, which shall only be used by the authority of the Board or of a committee of the Board authorised by the Board in that behalf and, subject to the provisions of this Article, every document to which the Seal shall be affixed shall be signed by a Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Board for the purpose.
124.2 All forms of certificates for shares, stock or debentures or representing any other form of security (other than letters of allotment or scrip certificates or other like documents) shall be issued under the Seal in manner above provided or under the official seal kept by the Company by virtue of the Statutes; but the Board may by resolution determine either generally or in any particular case that any signatures may be affixed to such certificates by some mechanical means, electronic means, or printed on it or that such certificates need not be signed by any person.
124.3 The Company may exercise the powers conferred by the Statutes with regard to having an official seal for use abroad, and such powers shall be vested in the Board.
Registers
125.1 Subject to the provisions of the Statutes and the Regulations, the Company may keep an overseas or local or other register in any place, and the Board may make, amend and revoke any regulations it thinks fit about the keeping of that register.
125.2 Any Director or the Secretary or any other person appointed by the Board for the purpose shall have power to authenticate and certify as true copies of and extracts from:
(a)	any document comprising or affecting the constitution of the Company, whether in hard copy form or electronic form;

(b)	any resolution passed by the Company, the holders of any class of shares in the capital of the Company, the Board or any committee of the Board, whether in hard copy form or electronic form; and

(c)	any book, record and document relating to the business of the Company, whether in hard copy form or electronic form (including without limitation the accounts).

If certified in this way, a document purporting to be a copy of a resolution, or the minutes or an extract from the minutes of a meeting of the Company, the holders of any class of shares in the capital of the Company, the Board or a committee of the Board, whether in hard copy form or electronic form, shall be conclusive evidence in favour of all persons dealing with the Company in reliance on it or them that the resolution was duly passed or that the minutes are, or the extract from the minutes is, a true and accurate record of proceedings at a duly constituted meeting.
Accounts and Dividends
126. The Board shall cause accounting records to be kept and such other books and registers as are necessary to comply with the provisions of the Statutes.
127. The accounting records shall be kept at the Office or (subject to the provisions of the Statutes) at such other place as the Board thinks fit, and shall at all times be open to inspection by the Directors. No member (other than a Director) shall have any right of inspecting any account or book or document of the Company, except as conferred by the Statutes or authorised by the Board or by the Company in general meeting.
128. The Board shall from time to time in accordance with the Statutes cause to be prepared and to be laid before the Company in general meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are required by the Statutes.
129. A printed copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the Company in general meeting and of the Board’s and Auditor’s reports shall, at least twenty-one days before the meeting, be delivered or sent to every member and debenture holder of the Company of whose address the Company is aware, or, in the case of joint holders of any share or debenture, to one of the joint holders provided that the requirements of this Article 129 shall be deemed satisfied in relation to any member by sending to each such member, where permitted by the Statutes and instead of the said copies, a summary financial statement derived from the Company’s annual accounts and the report of the Directors and prepared in the form and containing the information prescribed by the Statutes and any regulations made thereunder.
Audit
130. Auditors of the Company shall be appointed and their duties regulated in accordance with the Statutes.
131. The Auditors’ report to the members made pursuant to the statutory provisions as to audit shall be read before the Company in general meeting and shall be open to inspection by any member who shall be entitled to be furnished with a copy of the balance sheet (including every document required by law to be annexed thereto) and Auditors’ report in accordance with the Statutes.
Dividends and Reserves
132. The profits of the Company available for dividend and resolved to be distributed shall be applied in the payment of dividends to the members in accordance with their respective rights and priorities. Subject to the next following Article, the Company in general meeting may declare dividends but not in excess of the amount recommended by the Board.
133. No dividend shall be paid otherwise than out of profits available for distribution under the provisions of the Statutes.

134.1 All dividends shall be declared and paid according to the amounts paid up on the shares in respect whereof the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this Article as paid on the share. All dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date, or be entitled to dividends declared after a particular date such share shall rank for or be entitled to such dividend accordingly.
134.2 The Directors may at their discretion make provisions to enable such member and/or other person as they shall from time to time determine to receive dividends duly declared and all redemption monies in respect of redeemable shares in a currency or currencies other than sterling. For the purposes of the calculation of the amount receivable in respect of any dividend or payment of redemption monies, the rate of exchange to be used to determine the foreign currency equivalent of any sum payable as a dividend or payment of redemption monies shall be such market rate selected by the Directors as they shall consider appropriate ruling at any time between the close of business in London on the date which is the business day last preceding the date on which the Directors publicly announce their intention to recommend or pay (as the case may be) that specific dividend or (as the case may be) the redemption date in respect of such redeemable shares and the close of business on the date on which that specific dividend or redemption monies are paid.
135.1 Any general meeting declaring a dividend may upon the recommendation of the Board, direct payment or satisfaction of such dividend wholly or partly by the distribution of specific assets and in particular of fully paid up shares or debentures of any other company, and the Board shall give effect to such direction, and where any difficulty arises in regard to such distribution, the Board may settle it as it thinks expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payment shall be made to any members upon the footing of the value so fixed in order to adjust the rights of those entitled to participate in the dividend, and may vest any such specific assets in trustees upon trust for the members entitled to the dividend as may seem expedient to the Board.
135.2 The Directors may, with the sanction of an ordinary resolution of the Company, offer any holders of the Ordinary Shares the right to elect to receive Ordinary Shares credited as fully paid, in whole or in part, instead of cash in respect of such dividend or dividends (or some part to be determined by the Directors) as may be specified by the resolution. The following provisions shall apply:
(a)	the said resolution may specify a particular dividend, or may specify all or any dividends declared or to be declared or paid in respect of a specified period or periods, or for payment not later than the beginning of the annual general meeting next following the passing of such resolution or such later annual general meeting as may be specified by the resolution;

(b)	save where the Directors otherwise determine, the basis of allotment of Ordinary Shares shall be that the relevant value for each holder shall be as nearly as possible equal to (but not more than) the cash amount (exclusive of any imputed tax credit) that such holder would have received by way of the dividend forgone. For the purpose of this clause “relevant value” shall (save where the Directors otherwise determine) be calculated by reference to the average of the middle market quotations for the Company’s Ordinary Shares on The International Stock Exchange as derived from the Daily Official List for the day when the Ordinary Shares are first quoted “ex” the relevant dividend and the four immediately following business days;

(c)	the Board may notify the holders in writing of any right of election offered to them, and may send to holders at any time forms of election applicable to such right of election and/or to more than one such right of election, such forms specifying the procedure to be followed and the place at which, and the latest time or date by which, duly completed forms of election, or notices from holders amending or terminating existing elections, must be lodged in order to be effective;

(d)	subject to sub-paragraph (f) of this Article, the dividend (or that part of the dividend for which a right of election has been given) shall never become payable in cash on Ordinary Shares to the extent that the election has been duly effected (“elected shares”) and additional Ordinary Shares shall instead be allotted to the holders of the elected shares on the basis of allotment determined as aforesaid. For such purpose the Board shall appropriate, as it sees fit, out of such of the sums standing to the credit of any reserve or fund (including the profit and loss account), whether or not the same is available for distribution, as the Board may determine, a sum equal to the aggregate nominal amount of the additional Ordinary Shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to and amongst the holders of the elected shares on such basis;

(e)	the additional Ordinary Shares so allotted shall rank pari passu in all respects with the fully paid Ordinary Shares of the same class then in issue save only as regards participation in the dividend in place of which they were allotted;

(f)	no fraction of an Ordinary Share shall be allotted. The Board may make such provisions as it thinks fit for any fractional entitlements including provisions whereby, in whole or in part, the benefit thereof accrues to the Company and/or under which fractional entitlements are accrued and/or retained and in each case accumulated on behalf of any holder and such accruals or retentions are applied to the allotment by way of bonus to or cash subscription on behalf of such holder of fully paid Ordinary Shares and/or provisions whereby cash payments may be made to holders in respect of their fractional entitlements;

(g)	the Board may do all acts and things considered necessary or expedient to give effect to the allotment and issue of any Ordinary Shares in accordance with the provisions of this Article or otherwise in connection with any offer made pursuant to this Article and may authorise any person to enter, on behalf of all the holders concerned, into an agreement with the Company providing for such allotment and incidental matters and any agreement so made under such authority shall be binding on all such holders;

(h)	the Board may on any occasion decide that rights of election shall not be made available to any category of shareholders or to any shareholders in any territory where, in the absence of a registration statement or other special formalities or for any other reason, the circulation of an offer of rights of election to such shareholders or in such territory would or might be unlawful or where, in the opinion of the Board, compliance with local laws and/or regulations would be unduly onerous and in such case the provisions of this Article shall be subject to such decision;

(i)	the Board may in its discretion amend, suspend or terminate any offer which is in operation;

(j)	the power conferred under this Article and by any authority given by the holders shall not be exercised unless the Board shall then have:

(i)	sufficient authority to allot Ordinary Shares in the capital of the Company;

(ii)	sufficient reserves or funds that may be capitalised after the basis of allotment is determined, in each case to give effect to the terms of any such scheme; and

(k)	every duly elected election shall be binding on every successor in title to the elected shares (or any of them) of the holder(s) who has/have effected the same.
136. Subject to the provisions of the Statutes and to Article 133, the Directors:
(a)	may declare and pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment thereof;

(b)	may provide, in such manner and on, such terms as they may think fit, for the payment of any dividends (whether fixed or calculated by reference to or in accordance with a specified procedure or mechanism) on any class of shares carrying such a dividend on such dates as may be prescribed for the payment thereof (whether such dates are fixed or are determined or to be determined in accordance with a specified procedure or mechanism); and

(c)	may also from time to time declare and pay interim dividends on the shares of any class of such amount and on such dates and in respect of such periods as they think fit.
Provided the Directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.
137. The Board may set aside out of profits of the Company available for dividend and carry to reserve or reserves such sums as it may think proper, which shall, at the discretion of the Board be applicable for meeting contingencies, or for the gradual liquidation of any debt or liability of the Company, or in providing for depreciation or contingencies or for writing down the value of the assets or for equalising dividends, or for any other purpose to which the profits of the Company may properly be applied, and pending such application may, at the like discretion, either be employed in the business of the Company, or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any profits which it may think prudent not to distribute.
138. The Board shall transfer to share premium account as required by the Statutes sums equal to the amount or value of any premiums at which any shares of the Company shall be issued. Subject to the provisions of the Statutes the provisions of these Articles relating to sums carried or standing to reserve shall be applicable to sums carried and standing to share premium account.
139. The Board may deduct from any dividend payable to any member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to shares in the Company.
140. Subject to the rights attaching to, or the terms of issue of, any shares, any dividend on shares of any class or distribution, allotment or issue to the holders of any shares of any class

(whether to be paid or made pursuant to a resolution of the Company in general meeting or a resolution of the Directors or otherwise) may be paid or made to the person registered as the holder of such shares or the persons otherwise entitled thereto at the close of business on a particular date notwithstanding that it may be a date prior to that on which the dividend, distribution, allotment or issue is to be paid or made or on which any resolution relating thereto is passed and any such dividend, distribution, allotment or issue shall be paid or made to them in accordance with their respective entitlements thereto but without prejudice to the rights inter se, in respect of such dividend, distribution, allotment or issue, of any holder or former holder of any such shares.
141. The Board may pay the dividends or interest payable on shares in respect of which any person is by transmission entitled to be registered as holder to such person upon production of such certificate and evidence as would be required if such person desired to be registered as a member in respect of such shares.
142. No dividend or other monies payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to or the terms of issue of the share.
143. All dividends unclaimed for six months after having been declared may be invested or otherwise made use of by the Board for the benefit of the Company until claimed and so that the Company shall not thereby be constituted as a trustee in respect thereof. All dividends unclaimed for a period of twelve years after having been declared shall be forfeited and shall revert to the Company.
144. Any dividend or other monies payable in respect of a share, may be paid: (i) in cash; or (ii) by cheque or warrant sent through the post to the registered address of the member or person entitled thereto (or, if two or more persons are registered as joint holders of the share or entitled thereto in consequence of the death or bankruptcy of the holder, to any one of such persons) or to such person and such address as such member or person or persons may by writing direct; or (iii) may be paid by inter-bank transfer to the account of the person entitled to such payment; or (iv) by such other means as the Directors may determine or think fit including without limitation in respect of an uncertificated share by means of the relevant system (subject to the facilities and requirements of the relevant system). Where such dividend or other monies are or are to be paid by cheque or warrant, every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders or person or persons entitled to the shares in consequence of the death or bankruptcy of the holder may direct and payment of the cheque or warrant by the bank on which it is drawn; or, in respect of an uncertificated share, the making of payment in accordance with the facilities and requirements of the relevant system (which, if the relevant system is CREST, may include the sending by the Company or by any person on its behalf of an instruction to the Operator of the relevant system to credit the cash memorandum account of the holder or joint holders or, if permitted by the Company, of such person as the holder or joint holders may in writing direct) shall be good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the monies represented thereby. Subject to the provisions of these Articles and to the rights attaching to, or the terms of issue of, any shares, any dividend or other monies payable on or in respect of a share may be paid in such currency as the Directors may think fit or otherwise determine. If any such cheque or warrant is returned undelivered or is left uncashed on two consecutive occasions or, following one such occasion, reasonable enquiries have failed to establish any new address of the registered holder, the Company may cease sending any further cheques or warrants in respect of any dividend to such member until such time, if ever, as such member shall notify the Company of an address to which any cheque or warrant may be sent in future.

145. If several persons are registered as joint holders of any share, any one of them may give effectual receipts for any dividend or other monies payable in respect of the share.
Capitalisation of Profits
146.1 The Company may, upon the recommendation of the Board, resolve that it is desirable to capitalise any of the profits of the Company to which this Article applies and accordingly that the Board be authorised and directed to appropriate the profits so resolved to be capitalised to the members on the record date specified in the relevant resolution who would have been entitled thereto if distributed by way of dividend and in the same proportions.
146.2 Subject to any direction given by the Company, the Board shall make all appropriations and applications of the profits resolved to be capitalised by any such resolution and such profits shall be applied by the Board on behalf of the members entitled thereto, either:
(a)	in or towards paying up the amounts (if any) for the time being unpaid on any shares held by such members respectively; or

(b)	in paying up in full unissued shares, debentures or obligations of the Company of a nominal amount equal to such profits, for allotment and distribution credited as fully paid up, to and amongst such members in the proportion aforesaid; or

(c)	partly in one way and partly in the other,
provided that the only purpose to which sums standing to capital redemption reserve or share premium account shall be applied pursuant to this Article shall be the payment up in full of unissued shares to be allotted and distributed as aforesaid.
146.3 The Board shall have power after the passing of any such resolution:
(a)	to make such provisions (by the issue of fractional certificates or by payment in cash or otherwise) as it thinks fit in the case of shares, debentures or obligations becoming distributable in fractions; and

(b)	to authorise any person to enter, on behalf of all the members entitled thereto, into an agreement with the Company providing (as the case may require) either:
(i)	for the payment up by the Company on behalf of such members (by the application thereto of their respective proportions of the profits resolved to be capitalised) of the amounts, or any part of the amounts, remaining unpaid on their existing shares; or

(ii)	for the allotment to such members respectively, credited as fully paid up, of any further shares, debentures or obligations to which they may be entitled upon such capitalisation, and any agreement made under such authority shall be effective and binding on all such members.
146.4 The profits of the Company to which this Article applies shall be any undivided profits of the Company not required for paying the fixed dividends on any preference shares or other shares issued on special conditions and shall include:

(a)	any profits arising from appreciation in capital assets (whether realised by sale or ascertained by valuation); and

(b)	any amounts for the time being standing to any reserve or reserves or to the capital redemption reserve or to share premium or other special account.
Communications
147. Any notice to be sent to or by any person pursuant to these Articles (other than a notice calling a meeting of the Board or any committee of the Board) shall be in writing.
148. Subject to Article 147 and unless otherwise provided by these Articles, the Company shall send or supply a document or information that is required or authorised to be sent or supplied to a member or any other persons by the Company by a provision of the Statutes or pursuant to these Articles or to any other rules or regulations to which the Company may be subject in such form and by such means as it may in its absolute discretion determine provided that the provisions of The Statutes which apply to sending or supplying a document or information required or authorised to be sent or supplied by the Statutes shall, the necessary changes having been made, also apply to sending or supplying any document or information required or authorised to be sent by these Articles or any other rules or regulations to which the Company may be subject.
149. Subject to Article 147 and unless otherwise provided by these Articles, a member or a person entitled by transmission to a share shall send a document or information pursuant to these Articles to the Company in such form and by such means as it may in its absolute discretion determine provided that:
(a)	the determined form and means are permitted by the Statutes for the purposes of sending and supplying a document or information of that type to a company pursuant to the provisions of the Statutes; and

(b)	unless the board otherwise permits, any applicable condition or limitation specified in the Statutes, including without limitation as to the address to which the document or information may be sent, is satisfied.
Unless otherwise provided by these Articles, or required by the board, such document or information shall be authenticated in the manner specified in the Statutes for authentication of a document or information sent in the relevant form.
150. Intentionally blank
151. Intentionally blank
152.1 In the case of joint holders of a share, any document or information shall be sent to the joint holder whose name stands first in the Register in respect of the joint holding and any document or information so sent shall be deemed for all purposes sent to all the joint holders.
152.2 A member whose registered address is not within an EEA State and who sends to the Company an address within an EEA State at which a document or information may be sent to him shall be entitled to have the document or information sent to him at that address (provided that, in the case of a document or information sent by electronic means, including without limitation, any notification required by The Statutes that the document is available on a website, the Company so agrees, which agreement the Company shall be entitled to withhold in its absolute discretion including, without limitation, in circumstances in which the

Company considers that the sending of the document or information to such address using electronic means would or might infringe the laws of any other jurisdiction) but otherwise:
(a)	no such member shall be entitled to receive any document or information from the Company; and

(b)	without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such member shall be ignored for the purpose of determining the validity of the proceedings at such general meeting.
152.3 A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the capital of the Company shall be deemed to have been sent notice of the meeting and, where requisite, of the purposes for which it was called.
152.4 The Board may from time to time issue, endorse or adopt terms and conditions relating to the use of electronic means for the sending of notices, other documents and proxy appointments by the Company to members or persons entitled by transmission and by members or persons entitled by transmission to the Company.
152.5 A document or information may be sent or supplied by the Company to the person or persons entitled by transmission to a share by sending it in any manner the Company may choose authorised by these Articles for the sending of a document or information to a member, addressed to them by name, or by the title of representative of the deceased, or trustee of the bankrupt or by any similar description at the address (if any) in the United Kingdom as may be supplied for that purpose by or on behalf of the person or persons claiming to be so entitled. Until such an address has been supplied, a document or information may be sent in any manner in which it might have been sent if the death or bankruptcy or other event giving rise to the transmission had not occurred.
152.6 Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the Register, has been sent to a person from whom he derives his title, provided that no person who becomes entitled by transmission to a share shall be bound by any Default Notice sent under Article 11.1 to a person from whom he derives his title.
152.7 Proof that a document or information was properly addressed, prepaid and posted shall be conclusive evidence that the document or information was sent. Proof that a document or information sent or supplied by electronic means was properly addressed, shall be conclusive evidence that the document or information was sent. A document or information sent by the Company to a member by post shall be deemed to have been received:
(a)	if sent by first class post or special delivery post from an address in the United Kingdom to another address in the United Kingdom, or by a postal service similar to first class post or special delivery post from an address in another country to another address in that other country, on the day following that on which the document or information was posted;

(b)	if sent by airmail from an address in the United Kingdom to an address outside the United Kingdom, or from an address in another country to an address outside that country (including without limitation an address in the United Kingdom), on the third day following that on which the envelope containing the document or information was posted; and

(c)	in any other case, on the second day following that on which the document or information was posted.
152.8 A document or information sent or supplied by the Company to a member in electronic form shall be deemed to have been received by the member on the day following that on which the document or information was sent to the member. Such a document or information shall be deemed to have been received by the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such document or information by post to the member.
152.9 A document or information sent or supplied by the Company to a member by means of a website shall be deemed to have been received by the member:
(a)	when the document or information was first made available on the website; or

(b)	if later, when the member is deemed by Article 152.7 or 152.8 to have received notice of the fact that the document or information was available on the website. Such a document or information shall be deemed received by the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such document or information by post to the member.
152.10 Subject to the Statutes, if at any time the Company is unable effectively to convene a general meeting by notices sent through the post in the United Kingdom as a result of the suspension or curtailment of postal services, notice of general meeting may be sufficiently given by advertisement in the United Kingdom. Any notice given by advertisement for the purpose of this Article shall be advertised in at least one newspaper having a national circulation. If advertised in more than one newspaper, the advertisements shall appear on the same date. Such notice shall be deemed to have been sent to all persons who are entitled to have notice of meetings sent to them on the day when the advertisement appears. In any such case, the Company shall send confirmatory copies of the notice by post, if at least seven days before the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.
Winding Up
153. If the Company shall be wound up, the liquidator may, with the sanction of a special resolution of the contributories, divide amongst the contributories in specie the whole or any part of the assets of the Company and may, for that purpose value any assets and determine how the division shall be carried out as between the contributories or different classes of contributories. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator with the like sanction shall think fit.
154. The power of sale of a liquidator shall include a power to sell wholly or partially for shares or stock or for the debentures, debenture stock or other obligations of another company, either then already constituted, or about to be constituted, for the purpose of carrying out the sale.

Indemnity
155.1 Subject to the provisions of the Statutes, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every director or other officer of the Company (other than any person (whether an officer or not) engaged by the Company as auditor) shall be indemnified out of the assets of the Company against any liability incurred by him for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company, provided that this Article shall be deemed not to provide for, or entitle any such person to, indemnification to the extent that it would cause this Article, or any element of it, to be treated as void under the Act or otherwise under the Statutes.
155.2 Without prejudice to the provision of Article 155(1), the Directors shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees of the Company, or any company in which the Company has an interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or any such other company, or who are or were at any time trustees of any retirement benefits scheme or employee benefits trust in which employees of the Company or any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or retirement benefits scheme or employee benefits trust.
Discovery
156. No member or meeting of members shall be entitled to discovery of or any information respecting any detail of the Company’s operations or trading or any matter which may be or is in the nature of a trade secret, or which may relate to the conduct of the business of the Company, which in the opinion of the Board it would not be expedient in the interests of the members to communicate.
Destruction of Documents
157. The Company shall be entitled to destroy all instruments of transfer of shares which have been registered at any time after the expiration of six years from the date of registration thereof and all dividend mandates and notifications of change of address at any time after the expiration of two years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation thereof and it shall conclusively be presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and every other document herein before mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that:
(a)	the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(b)	nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article;

(c)	references herein to the destruction of any document include references to the disposal thereof in any manner.
Untraced Shareholders
158.1 If in the period of twelve years prior to the date of publication of the advertisements referred to below (or, if published on different dates, the first thereof) at least three dividends have become payable in respect of any class of shares of the Company and all warrants and cheques in respect of the shares in question have remained uncashed during that period, the Company may sell for the best price reasonably obtainable the shares of that member or of a person entitled to such shares by virtue of transmission on death, bankruptcy, mental disorder, operation of law or any other event in such manner as the Board thinks fit provided that:
(a)	the Company shall, as soon as practicable after expiry of the said period of twelve years, have given notice by advertisement in a national daily newspaper and a newspaper circulating in the area of the address at which service of notices upon such member or person entitled to such shares may be effected in accordance with these Articles of its intention to sell such shares; and

(b)	the Company has not, during the further period of three months after the date of the advertisements (or, if published on different dates the later thereof) and prior to the exercise of the power of sale, received any communication from the member or a person entitled to such shares by virtue of transmission on death or bankruptcy or otherwise.
158.2 To give effect to any such sale the Board may:
(a)	where the shares are held in certificated form, authorise any person to execute as transferor an instrument of transfer of the shares to be sold to, or in accordance with the directions of, the purchaser and such instrument of transfer shall be as effective as if it had been executed by the registered holder of, or person entitled by transmission to, such shares; or

(b)	where the shares are held in uncertificated form, do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer.
The transferee shall be entered in the Register as the holder of the shares comprised in any such transfer (notwithstanding that no certificate representing the shares shall be produced), and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.
158.3 The net proceeds of sale, after payment of the costs thereof, shall belong to the Company which shall be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Board may from time to time think fit.

Index To Articles of Association

	Article		Page
Accounts, records of	126		36
records of, where kept	127		36
copies of, to be sent to members	129		36
inspection of	127		36
to be submitted in accordance with the Statutes	128		36
Administrators of deceased Members	39		11
Allotment of shares	7.1-7.4		4
Alternate Directors	98,115-120, 155.1		28, 33, 46
Appointment of Directors	77-80		22
Auditors, appointment	130		37
Report	131		37

Bankruptcy, rights of person entitled to shares in consequence of	39-40		11
Borrowing, Board’s powers	90.1-90.8		24
definitions related to	90.3-90.4		24
Brokerage on shares	8		5

Calls on shares, Board may make from time to time	14		8
date of call	15		8
differentiation on	19		9
forfeiture of shares, for non-payment of	25-27		9
in arrears	69		20
interest on unpaid calls	17		8
joint holders jointly and severally liable	16		8
made when resolution passed	15		8
monies may be paid up in advance and interest paid thereon	20		9
notice to be given	14		8
procedure to recover money due on calls	25		9
sums deemed to be	18		8
Capital of Company, alterations to	46-48		14
cancellation of shares	46	(c)	14
conversion of shares into stock and vice versa	42		13
consolidation of shares	46	(a)	14
fractions of shares on consolidation	46	(a)	14
increase of	47		14
redeemable shares, power to issue	49		15
reduction of by special resolution	48.1		14
rights may be varied	4-5		4
shares created pursuant to alteration to capital	48.2		14
sub-division of shares	46	(b)	14
Capitalisation of profits	146.1-146.4		42
Certificates	12-13		8
charges for	12.1		8
lost or destroyed, new may be issued	13		8
may be delivered to any one of joint holders	12.2		8
one to every member	12.1		8
to be sealed, but need not be signed	124.2		36

	Article		Page
Chairman of a meeting	57-64		18
acting as	58		18
adjourn meetings, right to	59		18
adjourned meetings, fixing of	57		17
Declaration of result of vote on a show of hands	60		18
poll, consequence of demand	64		19
poll, on election of chairman	63		19
poll, procedure and effect of	61		18
poll, right to demand	60		18
qualification of vote, decision as to	70		20
Closing of Register	37		11
Commission on shares	8		5
Communications, accidental omission of, not to invalidate resolution	54.1		16
deemed receipt of notice	152.3		44
during disruption of services	152.10		45
includes website notification	152.9		45
methods of Company sending notice	148		43
methods of member etc. sending notice	149		43
proof of sending/when notices etc. deemed sent by post	152.7		44
registered address outside UK	152.2		43
terms and conditions for electronic communications	152.4		44
to joint holders	152.1		43
to persons entitled by transmission	152.5		44
transferees etc. bound by prior notice	152.6		44
website publication by Company	152.2		43
when notice required to be in writing; use of electronic communications	152.2		43
when notices etc. deemed sent by electronic communication	152.8		45

Consolidation of shares	46	(a)	14
Conversion of shares into stock and vice versa	42		13

Debentures, etc may be issued	90.1		24
Default notices	11.1-11.4		6
Definitions	2		1
Directors, acting in a professional capacity	102.3		31
acts valid notwithstanding defect in appointment	98		28
Alternate	115-120		33
appointment of	77,79		22, 23
appointment of, by separate resolution	79		23
Chairman and Deputy Chairman of	93		27
Chairman entitled to take chair at general meetings	58		18
Chairman to have no casting vote	91.1		27
Committees, powers may be delegated to	96		28
Company may fill vacancies at general meeting	78		23
continuing Directors may act in case of Vacancy	78		23
contracts, interest in to be disclosed	101.1		29
contracts, not disqualified from entering into with Company	101.1		29

	Article	Page
contracts, power to vote on	101.2	30
defect in appointment of	98	28
delegation of powers	96	28
disqualification of	100	29
election by general meeting	106	31
Executive	108, 110-112	31, 32
Expenses	114.4	33
indemnified against losses, indemnity insurance etc	155.1-155.2	46
interests	120.A-120.G	34
Managing	108-109, 111-112	31, 32
may appoint attorneys	87	24
may appoint local Boards and delegate powers	85	23
may become Director of any subsidiary or other company	102.1	31
may provide for local management	85	23
meetings, a Director may at any time convene	91.2	27
meetings, Board may fix a quorum	92	27
meetings, competency to exercise powers	95	28
meetings, Directors may meet as they think fit	91.1	27
meetings, notice of	91.3	27
meetings, proceedings at	91-98	27
meetings, quorum	92	27

no person other than retiring Director eligible for election without notice or Directors’ recommendation	80	23
non-executive	114.1-114.3	32
number of	76	22
office, when vacated	104	31
pensions and other benefits determined by the Board	86.1-86.2	23
power to determine manner of endorsement of cheques	89	24

power to make additional appointments	77	22
powers of	84-89	23
powers, general powers of Company vested in Directors	84	23

proceedings	91-98	27
qualification of	81	23
removal of	107	31
remuneration of non executive Directors	114.2	32
remuneration for special services by non executive Directors	114.3	33
report to be submitted in accordance with the Statutes	128-129	37
Resolutions of	94	27
Retirement of	103-106	31
vacancy may be filled by Directors	77	22
voting by, with regard to interest in contracts	101.2	30
voting by	101.2-101.5	30
voting powers conferred by shares of a subsidiary	102.2	31
Discovery	156	46
Dividends, interim, Board may pay	136	40
in currency other than sterling	134.2	38
from profits	132	37
joint holders	145	42

	Article	Page
may be paid in specie or satisfied by allotment or ordinary shares if authorised by general meeting	135.1-135.2	38
may cease to be sent	144	41
method of payment	144	41
no dividends shall bear interest against Company	142	41
no larger than Board recommends	132	37
on shares in proportion to amount paid up	134.1	38
paid to registered holder or entitled to be registered as a holder	140-141	40
Production of evidence of entitlement	141	41
Reserves	137	40
subject to Statutes	133	37
Unclaimed	143	41
when may be retained	21,41,139	9, 12, 40
Documents, discovery	156	46
power of Company to destroy	157	46

Executive and Managing Directors	108-112	31

Forfeiture, Board may accept surrender of shares liable to	30	10

day and place, etc, to be named in notice	26	10
forfeited shares	28	10
forfeiture may be cancelled	28	10
if notice not complied with shares may be forfeited	27	10
member liable to pay call notwithstanding	29	10
notice, form of	26	10
notice requiring payment of money due	25	9
statutory declaration conclusive evidence	31	10

General and class meetings	50-64	15
Accidental omission of notice of	54.1	16
adjournment of	57,59	17, 18
Annual	50	15
business of annual	55	17
chairman of	58	18
change of time/place of	54.6	17
may be convened by Board or by requisition	51.1	15
notice of	52-54.7	15
other than annual	50	15
period of notice	52	15
proceedings at	55-64	17
Provisions relating to class meetings	51.2	15
Quorum	56	17
satellite meeting place	54.2-54.3	16
time and place	53	15
venue not being a satellite meeting place	54.4-54.5	16
voting at	60-64	18

Increase of capital	47	14
Indemnity	155.1-155.2	46
Instalments of a call, failure to pay	25	9
Interpretation of provisions relating to stock	45	14

	Article		Page
Lien, application of proceeds of sale	24		9
Board may exempt any share from these provisions	21		9
Company has first lien on shares not fully paid up, and on dividends	21		9
Company may sell shares to enforce lien	22		9
effect of sale	23		9
name of purchaser shall be entered in Register	23		9
Liquidation	153-154		45
Local management	85		23

Managing Director and Executive Directors	108-112		31
appointment of	108		31
power such as Board thinks fit	112		32
remuneration to be fixed by Board	111		32
resignation and removal of	109-110		32
Minutes of Board meetings	99		28

Pensions, establishment by Board	86.1		23
Poll, demand of not to prevent dealing with other business	64		19

how to be demanded	60		18
on adjournment or election of chairman	63		19
result of	62		19
to be taken as Chairman directs	62		19
Powers of attorney	74,87		20, 24
Powers of Board	84-89		23
President	113.1,113.2		32
Proceedings, at general meetings	55-64		17
of Board	91-98		27
Proxies	65-66,68,69, 71-75.4		19, 20

Purchase of Company’s shares	9		5

Quorum, at Board meetings	92		27
at general meetings	56		17
at meetings of classes of shares	51.2		15

Redeemable shares	49		15
Reduction of capital	48		14
Registers	125.1-125.2		36
Retirement and removal of Directors	103-107		31
Reserves	137		40
Rights of Members, variation of	4-5		4

Seal, affixing of	124.1-124.2		36
in foreign countries	124.3		36
Secretary	121,123		36
Deputy	122		36
if a Director	123		36
Securities Seal, shares warrants, issued under	41	(A)	12
Share certificates	12-13		8
Share premium account	138		40

	Article		Page
Share warrant, provisions applying to	41	(A)	12
Shares, allotment by Board	7.1-7.4		4
cancellation of	46	(c)	14
commissions	8		5
Company may purchase its own	9		5
consolidation	46	(a)	14
conversion into stock and vice versa	42		13
different clauses of	4		4
new issues of, not a variation of rights attaching to existing shares	6		4
power to deal with fractions on consolidation	46	(a)	14
redeemable	49		15
sub-division of	46	(b)	14
transfer and transmission of	32-41		10
trusts not recognised	10		5
Uncertificated	11.5-11.7		7
Stock, conversion into	42		13
manner of transfer	43		13
provisions of these Articles applicable to,	45		14
Stockholders, same privileges as shareholders	44		13

‘Table A’ shall not apply	1		1
Transfer and Transmission	32-41		10
absolute discretion of Board	34		11

to refuse to register
Board may refuse to register in certain other cases	35		11
form of transfer	32		10
instrument of transfer of shares to be executed by or on behalf of transferor and (in the case of partly paid shares) transferee	33		11
legal personal representatives of deceased, survivors of joint holders only persons recognised by Company	38		11

notice of refusal to register transfer	36		11
of shares of deceased or bankrupt Member	38		11
registration of transfers may be suspended	37		11
transferor holder until transferee on Register	33		11
Transfer Office	2		1
share warrants, deposited at	41	(A)	12
Transmission of shares	38-41A		11
Trusts not to be recognised	10		5

Untraced shareholders	158.1-158.3		47

Variation of rights	4-5		4
Votes of Members	65-75.4		19
by a corporation	67		19
appointment of a proxy	72-75.3		20
chairman’s declaration as to result of votes is final	50		15
evidence of passing resolutions	60		18
members under incapacity	68		19
no member entitled to vote whilst call due, etc.	69		20

	Article	Page
no right to vote in case of a Default Notice	11.2	6
objection to qualification	70	20
one vote for each share, at a poll	65	19
personally or by proxy	65	19
right to vote on show of hands and on a poll	65, 71	19, 20
vote by proxy	75.4	22
where joint holders	66	19

Winding up	153-154	45

PEARSON plc
A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION
Incorporating amendments made up to and including
1 October 2009